Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) entered into on May [ ], 2018, is among EARTHSTONE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), EARTHSTONE OPERATING, LLC, a Texas limited liability company (“EO”), EF NON-OP, LLC, a Texas limited liability company (“EF”), SABINE RIVER ENERGY, LLC, a Texas limited liability company (“Sabine”), EARTHSTONE LEGACY PROPERTIES, LLC, a Texas limited liability company (“ELP”), LYNDEN USA OPERATING, LLC, a Texas limited liability company (“LUO”), BOLD ENERGY III LLC, a Texas limited liability company (“BE”) and BOLD OPERATING, LLC, a Texas limited liability company (“BO”), as guarantors (EO, EF, Sabine, ELP, LUO, BE and BO, each a “Guarantor” and collectively, the “Guarantors”); each Lender (defined below) who is a signatory hereto and BOKF, NA dba BANK OF TEXAS, a national banking association, as administrative agent (“Agent”) for the Lenders. The party or parties are sometimes individually referred to herein as a “Party” or collectively referred to as “Parties.”

R E C I T A L S
WHEREAS, Borrower, Agent and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain Credit Agreement dated as of May 9, 2017, as amended by that certain First Amendment to Credit Agreement dated as of October 11, 2017 and that certain Second Amendment to Credit Agreement dated as of December 1, 2017 (as may be further amended, modified or restated from time to time, the “Credit Agreement”), whereby the Lenders agreed to make available to Borrower a credit facility upon the terms and conditions set forth therein; and

WHEREAS, Borrower has requested that Agent and the Lenders amend certain provisions of the Credit Agreement as provided herein; and

WHEREAS, subject to the terms hereof, the Agent and the Lenders are willing to agree to the amendment of certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , the Parties to this Amendment hereby agree as follows:

SECTION 1.    Defined Terms. Except as may otherwise be provided herein, all capitalized terms which are defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

SECTION 2.    Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 3 hereof:

(a)The Credit Agreement (other than the Annexes, Exhibits and Schedules thereto) is hereby amended in its entirety to read as set forth on Attachment A to this Amendment.

(b)Annex I to the Credit Agreement is hereby replaced with Annex I to this Amendment.

(c)The Credit Agreement is hereby amended by adding Exhibit I to this Amendment as a new Exhibit I to the Credit Agreement.

SECTION 3. Conditions of Effectiveness. The obligations of Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment of the following conditions precedent:

(a)    Agent shall have received counterparts of this Amendment, which shall have been executed by the Lenders, Borrower and the Guarantors.

(b)    Borrower shall have made payment of all fees and expenses due and owing under the Credit Agreement including such fees and expenses specified in Section 8 hereof.

(c)    All representations and warranties set forth in each of the Loan Documents shall be true and correct.

(d)    No Material Adverse Effect shall have occurred.

(e)    No Default or Event of Default shall have occurred.

SECTION 4.    Borrowing Base Redetermination. The Lenders have agreed that the amount of the Borrowing Base shall be increased to $225,000,000 and the Monthly Reduction Amount shall be reaffirmed at $0, until the Borrowing Base and Monthly Reduction Amount are further redetermined pursuant to the terms of Section 2.08 of the Credit Agreement.

SECTION 5.    Reallocation of Maximum Credit Amount. The Agent, the Borrower, the Lenders and Issuing Bank consent to the following: (i) the reallocation of the Maximum Credit Amounts so that each Lender’s Maximum Credit Amount and Percentage Share is as set forth on Annex I attached hereto, and (ii) the reallocation of the participations in Letters of Credit in accordance with each Lender’s Percentage Share as set forth on Annex I attached hereto. On the date of this Amendment, after giving effect to such reallocation of the Maximum Credit Amounts, the Maximum Credit Amount and Percentage Share of each Lender shall be as set forth on Annex I attached hereto. The reallocation of the Maximum Credit Amounts among the Lenders shall be deemed to have been consummated on the date of this Amendment pursuant to the terms of the Assignment Agreement attached as Exhibit E to the Credit Agreement as if the Lenders had executed an Assignment Agreement with respect to such reallocation. The Administrative Agent hereby waives the $3,500.00 processing fee set forth in Section 12.06(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 5.

SECTION 6.    Representations and Warranties. Borrower and each Guarantor represents and warrants to Agent and the Lenders, with full knowledge that Agent and the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a)    It has the power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of itself, as applicable, requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)    This Amendment and each other document executed and delivered in connection herewith constitute its legal, valid and binding obligation, to the extent it is a party thereto, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)    This Amendment does not and will not violate any provisions of (i) its Charter Documents; (ii) any contract, agreement, or instrument to which it is a party; or (iii) any requirement of any governmental authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon its properties other than those permitted by the Credit Agreement and this Amendment.

(d)    Its execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e)    As of the date of this Amendment, it is solvent and has taken no action such as may invoke applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(f)    No Default or Event of Default exists, and all of the representations and warranties made by it contained in the Credit Agreement are true and correct in all material respects on and as of this date other than those which have been disclosed to Lenders in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date).

Except to the extent expressly set forth herein to the contrary, nothing in this Section 6 is intended to amend any of the representations or warranties contained in the Agreement.

SECTION 7.    Reference to and Effect on the Credit Agreement.

(a)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document.

(b)    Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 8.    Fees, Cost, and Expenses. Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of Agent, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees. Borrower agrees to pay any fees required to be paid in connection with this Amendment pursuant to the Fee Letter.

SECTION 9.    Extent of Amendment. Except as otherwise expressly provided herein, neither the Credit Agreement nor the other Loan Documents are amended, modified or affected by this Amendment. Borrower and each Guarantor hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement, as applicable, remain in full force and effect, (ii) each of the other Loan Documents to which it is a party are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral granted by it is unimpaired by this Amendment.

Nothing contained in this Amendment nor any past indulgence by Agent and/or the Lenders, nor any other action or inaction on behalf of Agent and/or the Lenders (i) shall constitute or be deemed to constitute a waiver of any unknown or future Defaults or Events of Default which may now or in the future exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Agent and/or the Lenders or a waiver of any of the rights or remedies of Agent and/or the Lenders provided in the Credit Agreement or the other Loan Documents or otherwise afforded at law or in equity.

SECTION 10.    Grant and Affirmation of Security Interest. Borrower and each Guarantor hereby confirms and agrees that (i) any and all liens, security interests and other security or Collateral granted by it and now or hereafter held by Lenders as security for payment and performance of the Obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations, and (ii) the Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 11.     Claims; Release. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Agent and the Lenders to enter into this Amendment, Borrower and each Guarantor hereby represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower or any Guarantor to Agent and/or the Lenders. In consideration of the amendments contained herein, Borrower and each Guarantor hereby waives and releases each of the Lenders and Agent from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

SECTION 12.    Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (such as Portable Document Format) and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 13.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 14.    Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 15.    NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER, GUARANTOR, AGENT AND/OR THE LENDERS (TOGETHER WITH ANY FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE

OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

BORROWER:

EARTHSTONE ENERGY HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Mark Lumpkin, Jr.
Mark Lumpkin, Jr.
Executive Vice President and Chief Financial Officer

GUARANTORS:

EARTHSTONE OPERATING, LLC,
a Texas limited liability company
EF NON-OP, LLC,
a Texas limited liability company
SABINE RIVER ENERGY, LLC,
a Texas limited liability company
EARTHSTONE LEGACY PROPERTIES, LLC,
a Texas limited liability company
LYNDEN USA OPERATING, LLC,
a Texas limited liability company
BOLD ENERGY III LLC,
a Texas limited liability company
BOLD OPERATING, LLC,
a Texas limited liability company

Each by:	/s/ Mark Lumpkin, Jr.
Mark Lumpkin, Jr.
Executive Vice President and Chief Financial Officer

Signature Page to Third Amendment to Credit Agreement

LENDER AND AGENT:

BOKF, NA dba BANK OF TEXAS,
as Agent and Lender

By:	/s/ Martin W. Wilson
Martin W. Wilson
Senior Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Matthew Denkler
Matthew Denkler
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER:

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Katy Berkemeyer
Katy Berkemeyer
Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

LENDER:

SUNTRUST BANK,
as Lender

By:	/s/ Benjamin L. Brown
Benjamin L. Brown
Director

Signature Page to Third Amendment to Credit Agreement

LENDER:

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ David M. Bornstein
David M. Bornstein
Senior Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER:

IBERIABANK,
as Lender

By:	/s/ Blakely Norris
Blakely Norris
Vice President

Signature Page to Third Amendment to Credit Agreement

ANNEX I

LIST OF PERCENTAGE SHARES AND MAXIMUM CREDIT AMOUNTS

Name of Lender	Percentage Share	Maximum Credit Amount*
BOKF, NA dba Bank of Texas	20.555555560%	$102,777,777.78
Wells Fargo Bank, National Association	20.000000000%	$100,000,000.00
Royal Bank of Canada	17.222222220%	$86,111,111.11
SunTrust Bank	17.222222220%	$86,111,111.11
KeyBank National Association	15.000000000%	$75,000,000.00
IberiaBank	10.000000000%	$50,000,000.00
TOTAL	100.000000000%	$500,000,000.00

*Subject in all events to the then-effective Borrowing Base.

ATTACHMENT A TO THIRD AMENDMENT TO CREDIT AGREEMENT

CREDIT AGREEMENT
among
EARTHSTONE ENERGY HOLDINGS, LLC,
as Borrower,
EARTHSTONE OPERATING, LLC,
EF NON-OP, LLC,
SABINE RIVER ENERGY, LLC,
EARTHSTONE LEGACY PROPERTIES, LLC,
LYNDEN USA OPERATING, LLC,
BOLD ENERGY III LLC,
BOLD OPERATING, LLC,

as Guarantors,
BOKF, NA dba BANK OF TEXAS,
as Agent and Lead Arranger,
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agent
and
THE LENDERS SIGNATORY HERETO
Dated as of May 9, 2017
$500,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY

TABLE OF CONTENTS

Article I. Definitions and Accounting Matters    3
Section 1.01Terms Defined Above    3
Section 1.02Certain Defined Terms    3
Section 1.03Accounting Terms and Determinations    24
Section 1.04Terms Generally    24
Article II. Commitments    25
Section 2.01Loans and Letters of Credit.    25
Section 2.02Borrowings, Continuations and Conversions, Letters of Credit.    25
Section 2.03Changes of Commitments.    27
Section 2.04Fees.    27
Section 2.05Several Obligations    28
Section 2.06Notes    28
Section 2.07Prepayments.    28
Section 2.08Borrowing Base.    31
Section 2.09Assumption of Risks    33
Section 2.10Obligation to Reimburse and to Prepay.    34
Section 2.11Lending Offices    35
Section 2.12Swing Line Loans    35
Article III. Payments of Principal and Interest    39
Section 3.01Repayment of Loans.    39
Section 3.02Interest.    39
Article IV. Payments; Pro Rata Treatment; Computations; Etc.    40
Section 4.01Payments    40
Section 4.02Pro Rata Treatment    40
Section 4.03Computations    41
Section 4.04Non-receipt of Funds by Agent    41
Section 4.05Set-off, Sharing of Payments, Etc.    41
Section 4.06Taxes.    43
Article V. Capital Adequacy and Additional Costs    46
Section 5.01Additional Costs.    46
Section 5.02Limitation on LIBOR Loans    48
Section 5.03Illegality    48
Section 5.04Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03    48
Section 5.05Compensation    48
Section 5.06Mitigation Obligations; Replacement of Lenders    49
Article VI. Conditions Precedent    50
Section 6.01Initial Funding    50
Section 6.02Initial and Subsequent Loans and Letters of Credit    53

Section 6.03Conditions Precedent for the Benefit of Lenders    53
Section 6.04No Waiver    53
Article VII. Representations and Warranties    53
Section 7.01Corporate Existence    53
Section 7.02Financial Condition    54
Section 7.03Litigation    54
Section 7.04No Breach    54
Section 7.05Authority    54
Section 7.06Approvals    54
Section 7.07Use of Loans    54
Section 7.08ERISA.    55
Section 7.09Taxes    56
Section 7.10Titles, Etc.    56
Section 7.11No Material Misstatements    57
Section 7.12Investment Company Act    57
Section 7.13Subsidiaries    57
Section 7.14Location of Business and Offices; Tax Identification and Organizational Identification Numbers    57
Section 7.15Defaults    57
Section 7.16Environmental Matters    57
Section 7.17Compliance with the Law    58
Section 7.18Insurance    59
Section 7.19Hedging Agreements    59
Section 7.20Restriction on Liens    59
Section 7.21Material Agreements    59
Section 7.22Solvency    59
Section 7.23Gas Imbalances    59
Section 7.24Improved Real Estate    60
Section 7.25Anti-Terrorism; Anti-Money Laundering; FCPA    60
Section 7.26Swap Agreements    60
Section 7.27EEA Financial Institution    61
Article VIII. Affirmative Covenants    61
Section 8.01Reporting Requirements    61
Section 8.02Litigation    63
Section 8.03Maintenance, Etc.    64
Section 8.04Environmental Matters.    65
Section 8.05Further Assurances    66
Section 8.06Performance of Obligations    66
Section 8.07Engineering Reports.    66
Section 8.08Title Information Delivery    67
Section 8.09Collateral.    67
Section 8.10ERISA Information and Compliance    69
Section 8.11Hedging Agreements    69

Section 8.12Accounts    69
Section 8.13Keepwell (Commodity Exchange Act)    69
Section 8.14FCPA; Etc.    70
Section 8.15Designation of Senior Debt.    70
Article IX. Negative Covenants    70
Section 9.01Debt    70
Section 9.02Liens    71
Section 9.03Investments, Loans and Advances    71
Section 9.04Dividends, Distributions and Redemptions    72
Section 9.05Sales and Leasebacks    73
Section 9.06Nature of Business    73
Section 9.07Limitation on Leases    73
Section 9.08Mergers, Etc.    74
Section 9.09Proceeds of Notes; Letters of Credit    74
Section 9.10ERISA Compliance    74
Section 9.11Sale or Discount of Receivables    75
Section 9.12Financial Covenants.    75
Section 9.13Sale of Properties    75
Section 9.14Environmental Matters    76
Section 9.15Transactions with Affiliates    76
Section 9.16Subsidiaries    76
Section 9.17Negative Pledge Agreements    76
Section 9.18Gas Imbalances, Take-or-Pay or Other Prepayments    77
Section 9.19Hedging Agreements    77
Section 9.20No Recourse Debt    78
Section 9.21Subordinated Debt    78
Section 9.22Additional Liens    78
Article X. Events of Default; Remedies    78
Section 10.01Events of Default    78
Section 10.02Remedies.    80
Section 10.03Resignation of Operator    81
Article XI. Agent    81
Section 11.01Appointment and Powers    81
Section 11.02Reliance by Agent    82
Section 11.03Default    82
Section 11.04Rights as a Lender    83
Section 11.05INDEMNIFICATION    83
Section 11.06Non-Reliance on Agent and other Lenders    83
Section 11.07Action by Agent    84
Section 11.08Resignation of Agent    84
Section 11.09Authorization to Execute other Loan Documents, Releases, Etc.    85
Section 11.10Agent May File Proofs of Claim.    86

Section 11.11Agency for Perfection.    86
Section 11.12Right to Perform, Preserve and Protect.    86
Section 11.13Additional Titled Agents.    87
Article XII. Miscellaneous    87
Section 12.01Waiver    87
Section 12.02Notices    87
Section 12.03Payment of Expenses, Indemnities. Etc.    87
Section 12.04Amendments, Etc.    90
Section 12.05Successors and Assigns    90
Section 12.06Assignments and Participations.    90
Section 12.07Defaulting Lenders    94
Section 12.08Invalidity    97
Section 12.09Counterparts; Delivery of Electronic Signature Page    97
Section 12.10Survival    98
Section 12.11Captions    98
Section 12.12NO ORAL AGREEMENTS    98
Section 12.13GOVERNING LAW; SUBMISSION TO JURISDICTION.    98
Section 12.14Interest    99
Section 12.15Confidentiality    100
Section 12.16USA Patriot Act    100
Section 12.17Amendment and Restatement    100
Section 12.18Acknowledgement and Consent to Bail-In of EEA Financial Institutions    101
Section 12.19EXCULPATION PROVISIONS    101

ANNEXES

Annex I     - List of Percentage Shares and Maximum Credit Amounts

EXHIBITS

Exhibit A    -    Form of Note
Exhibit B    -    Form of Borrowing, Continuation, and Conversion Request
Exhibit C    -    Form of Compliance Certificate
Exhibit D    -    Security Instruments
Exhibit E    -    Form of Assignment Agreement
Exhibit F    -    Form of Reserve Report Certificate
Exhibit G    -    Form of Letter-in-Lieu
Exhibit H-1    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships                 For U.S. Federal Income Tax Purposes)
Exhibit H-2    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not                     Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3    -    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships                 For U.S. Federal Income Tax Purposes)
Exhibit H-4    -    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For                 U.S. Federal Income Tax Purposes)

Exhibit I    -    Form of Swing Line Loan Notice

SCHEDULES

Schedule 6.01    -    Organizational Structure at Closing
Schedule 7.02    -    Liabilities
Schedule 7.03    -    Litigation
Schedule 7.09    -    Taxes
Schedule 7.10    -    Titles, Etc.
Schedule 7.14    -    Location of Business, Etc.
Schedule 7.16    -    Environmental Matters
Schedule 7.18    -    Insurance
Schedule 7.19    -    Hedging Agreements
Schedule 7.21    -    Material Agreements
Schedule 7.23    -    Gas Imbalances
Schedule 9.01    -    Debt
Schedule 9.02    -    Liens
Schedule 9.03     - Investments, Loans and Advances
Schedule 9.15     - Transactions with Affiliates

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of May 9, 2017, is among EARTHSTONE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), EARTHSTONE OPERATING, LLC, a Texas limited liability company (“EO”), EF NON-OP, LLC, a Texas limited liability company (“EF”), SABINE RIVER ENERGY, LLC, a Texas limited liability company (“Sabine”), EARTHSTONE LEGACY PROPERTIES, LLC, a Texas limited liability company (“ELP”), LYNDEN USA OPERATING, LLC, a Texas limited liability company (“LUO”), BOLD ENERGY III LLC, a Texas limited liability company (“BE”) and BOLD OPERATING, LLC, a Texas limited liability company (“BO”), as guarantors; each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”); and BOKF, NA dba BANK OF TEXAS, a national banking association, as administrative agent (in such capacity, together with its successors in such capacity, the “Agent”) for the Lenders, as letter of credit issuer (the “Issuing Bank”) and as Swing Line Lender.

A.    Earthstone Energy, Inc., a Delaware corporation (“ESTE”), as borrower, EO, EF, Sabine, Lynden Energy Corp., a company existing under the laws of British Columbia (“LEC”), and Lynden USA Inc., a Utah corporation (“LUSA”), as guarantors (collectively, the “Existing ESTE Credit Agreement Guarantors”), BOKF, NA dba Bank of Texas, as administrative agent (“Existing ESTE Credit Agreement Agent”) for the lenders from time to time party thereto (collectively, the “Existing ESTE Lenders”), and the Existing ESTE Lenders are parties to that certain Credit Agreement dated as of December 19, 2014 (as amended, modified or restated from time to time, the “Existing ESTE Credit Agreement”).

B.    In order to secure the full and punctual payment and performance of the “Obligations” (as defined in the Existing ESTE Credit Agreement), ESTE and the Existing ESTE Credit Agreement Guarantors executed and delivered deeds of trust, mortgages, collateral assignments, security agreements, financing statements and other instruments (collectively, the “Existing ESTE Credit Agreement Security Instruments”) granting a mortgage lien and continuing security interest in and to the collateral described in such Existing ESTE Credit Agreement Security Instruments.

C.    Immediately prior to the closing of this Agreement (i) Borrower, ELP and LUO are direct or indirect subsidiaries of ESTE, (ii) ESTE has assigned all of its Oil and Gas Properties to ELP subject to any existing Liens in favor of Existing ESTE Credit Agreement Agent securing the “Obligations” (as defined in the Existing ESTE Credit Agreement), (iii) LUSA has assigned all of its Oil and Gas Properties to LUO subject to any existing Liens in favor of Existing ESTE Credit Agreement Agent securing the “Obligations” (as defined in the Existing ESTE Credit Agreement), and (iv) ESTE has assigned all of its rights and obligations under the Existing ESTE Credit Agreement to Borrower.

D.    BE, as borrower, BO, as guarantor, Wells Fargo Bank, N.A., as administrative agent (“Existing BE Credit Agreement Agent”) for the lenders from time to time party thereto (collectively, the “Existing BE Lenders”), and the Existing BE Lenders are parties to that certain Credit Agreement dated as of August 14, 2013 (as amended, modified or restated from time to time, the “Existing BE Credit Agreement”).

E.    In order to secure the full and punctual payment and performance of the “Indebtedness” (as defined in the Existing BE Credit Agreement), BE and BO executed and delivered deeds of trust, mortgages, collateral assignments, security agreements, financing statements and other instruments (collectively, the “Existing BE Credit Agreement Security Instruments”) granting a mortgage lien and continuing security interest in and to the collateral described in such Existing BE Credit Agreement Security Instruments.

F.    Immediately prior to the closing of this Agreement, BE has assigned all of its rights and obligations under the Existing BE Credit Agreement to Borrower.

G.    Pursuant to that certain (i) Letter Agreement and (ii) Assignment of Liens, Security Interests and Other Rights, each dated as of May 9, 2017, and each among ESTE, the Existing ESTE Credit Agreement Guarantors, ELP, LUO, Existing ESTE Credit Agreement Agent, and Agent (collectively, the “ESTE Assignment”), Existing ESTE Credit Agreement Agent has, on behalf of itself and the Existing ESTE Lenders, assigned all “Obligations” (as defined in the Existing ESTE Credit Agreement) and all Liens under the Existing ESTE Credit Agreement Security Instruments that secure the “Obligations” (as defined in the Existing ESTE Credit Agreement) to Agent, on behalf of itself and the Lenders.

H.    Pursuant to that certain (i) Letter Agreement and (ii) Assignment of Liens, Security Interests and Other Rights, each dated as of May 9, 2017, and each among BE, BO, Existing BE Credit Agreement Agent, and Agent (collectively, the “BE Assignment”), Existing BE Credit Agreement Agent has, on behalf of itself and the Existing BE Lenders, assigned all “Indebtedness” (as defined in the Existing BE Credit Agreement) and all Liens under the Existing BE Credit Agreement Security Instruments that secure the “Indebtedness” (as defined in the Existing BE Credit Agreement) to Agent, on behalf of itself and the Lenders.

I.    The “Obligations” (as defined in the Existing ESTE Credit Agreement) and the “Indebtedness” (as defined in the Existing BE Credit Agreement) are being refinanced with Loans advanced pursuant to this Agreement on the Closing Date.

J.    Borrower, EO, EF, Sabine, ELP, LUO, BE and BO, Agent and the Lenders desire to (i) amend and restate (but not extinguish) the Existing ESTE Credit Agreement in its entirety as hereinafter set forth herein, (ii) amend and restate (but not extinguish) the Existing BE Credit Agreement in its entirety as hereinafter set forth herein, (iii) have the “Obligations” (as defined in the Existing ESTE Credit Agreement) renewed and rearranged under this Agreement as part of the Obligations as set forth herein, (iv) have the “Indebtedness” (as defined in the Existing BE Credit Agreement) renewed and rearranged under this Agreement as part of the Obligations as set forth herein, and (v) have the Obligations under this Agreement be secured by the liens and security interests under the Existing ESTE Credit Agreement Security Instruments and the Existing BE Credit Agreement Security Instruments.

K.    It is the intention of the parties hereto that this Agreement is an amendment and restatement of the Existing ESTE Credit Agreement and the Existing BE Credit Agreement, and is not a new or substitute credit agreement or novation of the Existing ESTE Credit Agreement or Existing BE Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto (i) do hereby agree that the Existing ESTE Credit Agreement and the Existing BE Credit Agreement are amended and restated (but not substituted or extinguished) in their entirety as set forth herein, and (ii) do hereby agree as follows:

Article I.
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01    Terms Defined Above. As used in this Agreement, the terms defined in the opening paragraph and the recitals above have the meanings indicated therein.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):
“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of Agent for the benefit of the Beneficiaries, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Liens permitted by Section 9.02 of this Agreement, (c) secures the Obligations, and (d) is perfected and enforceable.
“Affected Loans” has the meaning assigned such term in Section 5.04.
“Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.
“Aggregate Commitments” at any time shall equal the amount calculated in accordance with Section 2.03.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Section 2.03(b). As of the Closing Date, the Aggregate Maximum Credit Amounts equal $500,000,000, subject in all events to the then-effective Borrowing Base.
“Applicable Lending Office” means, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” means the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

Borrowing Base Utilization	Applicable Margin		Commitment Fee
	LIBOR Loans	Base Rate Loans
Less than 25%	1.75%	0.75%	0.375%
Greater than or equal to 25%, but less than 50%	2.00%	1.00%	0.375%
Greater than or equal to 50%, but less than 75%	2.25%	1.25%	0.500%
Greater than or equal to 75%, but less than 90%	2.50%	1.50%	0.500%
Greater than or equal to 90%	2.75%	1.75%	0.500%

Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect on the day such change in the Borrowing Base Utilization occurs.
“Approved Counterparty” means (i) any Lender or Affiliate of a Lender (other than a Defaulting Lender or an Affiliate of a Defaulting Lender) and (ii) any Person that at the time it made or entered into such trade or confirmation under a Hedging Agreement, such Person was a Lender or Lender Affiliate (other than a Defaulting Lender or an Affiliate of a Defaulting Lender) under this Agreement. For the purposes of the definition of “Approved Counterparty” the trades and confirmations under the Hedging Agreements set forth on Schedule 7.19 that were made or entered into prior to the Closing Date shall be deemed to have been made on the Closing Date.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.06), and accepted by Agent, in substantially the form of Exhibit E or any other form approved by Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Banking Services” means each and any of the following bank services provided to Borrower or any Subsidiary by any Lender or any Affiliate of a Lender: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Obligations” means any and all obligations of Borrower or any Subsidiary, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to Borrower or any Subsidiary.
“Base Rate” means a variable rate, as of any date of determination, equal to the greater of (i) the Prime Rate, (ii) the overnight cost of federal funds as announced by the US Federal Reserve System plus one-half of one percent (0.50%), and (iii) LIBOR for a one-month period plus one percent (1.00%) (collectively, the “Index”). The Prime Rate is not necessarily the lowest rate charged by BOKF, NA dba Bank of Texas on its loans and is set by Agent in its sole discretion. If any component of the Index becomes unavailable during the term of this Agreement, Agent may designate a substitute index component after notifying Borrower. Any change in the Base Rate will become effective as of the date the rate of interest is different from that on the preceding Business Day.
“Base Rate Loans” means Loans (including Swing Line Loans) which accrue interest by reference to the Base Rate, in accordance with the terms of this Agreement.
“Beneficiaries” means Agent, the Lenders, the Swing Line Lender, each Issuing Bank, each Approved Counterparty and each Banking Services Provider.
“Bold Agreement” means that certain Contribution Agreement, date November 7, 2016, by and among ESTE, Borrower, LUSA, LUO, Bold Energy Holdings, LLC, and BE.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.08.
“Borrowing Base Deficiency” means, and occurs when, the amount by which the sum of (i) the aggregate outstanding principal amount of the Loans (including Swing Line Loans), plus (ii) the LC Exposure, exceeds the Borrowing Base, whether as the result of a redetermination, a scheduled reduction, or otherwise.
“Borrowing Base Deficiency Rate” means one and one-quarter percent (1.25%) plus the highest Applicable Margin, but in no event to exceed the Highest Lawful Rate.
“Borrowing Base Utilization” means at any time, an amount equal to the quotient of (i) the aggregate principal amount of Loans (including Swing Line Loans) outstanding plus LC Exposure, divided by (ii) the Borrowing Base.
“Borrowing, Continuation, and Conversion Request” means a loan request, continuation request, or conversion request duly executed by Borrower, substantially in the form of Exhibit B.
“BTA Development Agreement” means that certain Development Agreement, dated September 24, 2013, by and between BTA Oil Producers, LLC, BE and BO, as in effect on the Closing Date.
“Business Day” means any day other than a day on which commercial banks are authorized or required to close in Texas and, if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Securities” means, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Persons capital stock, including (x) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (y) with respect to limited liability companies, member interests, and (z) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.
“Cash Collateralize” means, to pledge and deposit with or deliver to Agent, for the benefit of Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if Agent and Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Agent and Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change of Control” means (a) Frank A. Lodzinski shall cease or fail for any reason to serve and function as the Chief Executive Officer of Borrower and he shall not be succeeded in such position by an individual reasonably acceptable to the Majority Lenders or (b) any “change in control” (as set forth in any document governing any Subordinated Debt) occurs that obligates Borrower or any other Loan Party to repurchase, redeem or repay all or any part of the Subordinated Debt provided for therein.
“Charter Documents” means, as applicable, for any Person that is not an individual, the articles or certificate of incorporation or formation, certificate of limited partnership, regulations, bylaws, operating agreement, company agreement, partnership or limited partnership agreement, and all similar documents related to the formation and governance of that Person, together with all amendments thereto.
“Closing Date” means May 9, 2017.
“Closing Financial Statements” means the pro forma financial statements of ESTE and BE for the fiscal year ending December 31, 2016, delivered to Agent on or prior to the Closing Date.
“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
“Collateral” means the Property owned by Borrower or any Guarantor and which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“Commitment” means, for any Lender, its obligation to make Loans, to participate in the Letters of Credit as provided in Section 2.01(b) and to participate in Swing Line Loans as provided in Section 2.12(c) up to the lesser of (i) such Lender’s Maximum Credit Amount and (ii) the Lender’s Percentage Share of the amount equal to the then effective Borrowing Base.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof).
“Compliance Certificate” means a certificate from Borrower substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means with respect to Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Borrower and its Consolidated Subsidiaries in accordance with GAAP) or the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in such period by such other Person or such Unrestricted Subsidiary to Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business and hedge unwinds not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to write ups or write downs of assets.
“Consolidated Subsidiaries” means each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise indicated, each reference to the term “Consolidated Subsidiary” means a Subsidiary consolidated with Borrower. For the purposes of this Agreement, each reference to Consolidated Subsidiaries of ESTE shall include Borrower and each of Borrower’s Consolidated Subsidiaries.
“DCS Expiration” means the later of (x) November 9, 2022 and (y) the date set forth in clause (i) of “Revolving Credit Termination Date” at the time such Disqualified Capital Securities are issued.
“Debt” means, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations of such Person under “synthetic lease” transactions or other off balance sheet financings; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) all obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.18 and disclosed in a Reserve Report Certificate; (x) all obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) Disqualified Capital Securities (for purposes hereof, the amount of any Disqualified Capital Securities shall be its liquidation value and, without duplication, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Capital Securities); (xii) any Debt of a Subsidiary for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an Event of Default or an event which with notice, or lapse of time, or both, would become an Event of Default.
“Defaulting Lender” means, subject to Section 12.07(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Borrower, Agent, Issuing Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership of or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.07(b)) upon delivery of written notice of such determination to Borrower, Issuing Bank, Swing Line Lender and each Lender.
“Deposit Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, which grants Agent “control” (as defined in the Uniform Commercial Code in effect in the applicable jurisdiction) over any deposit account maintained by Borrower or any Guarantor, in each case, among Agent, Borrower or such Guarantor and the applicable depository institution (either a Lender or other depository institution approved by Agent and the Majority Lenders) at which the Deposit Account is maintained, pursuant to which such depository institution agrees to take instructions from Agent following notice from Agent during the continuance of an Event of Default, as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Disqualified Capital Securities” means any capital stock of such Person that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by Borrower) or is mandatorily redeemable for any consideration (other than capital stock which would not constitute Disqualified Capital Securities), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable for any consideration (other than capital stock which would not constitute Disqualified Capital Securities) at the option of the holder thereof, in whole or in part, prior to the DCS Expiration, (iii) is convertible into or exchangeable or exercisable (unless at the sole option of Borrower) for Debt (unless such conversion, exchange or exercise is at the option of the holder thereof and only exercisable after the DCS Expiration), (iv) contains any mandatory repurchase or payment obligation for any consideration (other than capital stock which would not constitute Disqualified Capital Securities), except for payments permitted under Section 9.04 or (v) contains any repurchase or payment obligation for any consideration (other than capital stock which would not constitute Disqualified Capital Securities) at the option of the holder thereof, in whole or in part, prior to the DCS Expiration, except for payments permitted under Section 9.04.

“Dollars” and “$” means lawful money of the United States of America.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (a) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) taxes, (iii) depreciation, (iv) depletion, (v) amortization, (vi) non-cash losses under FASB ASC 815 as a result of changes in the fair market value of derivatives, (vii) exploration expenses, (viii) impairment expenses, and (ix) non-cash compensation expenses and minus (b) to the extent included in Consolidated Net Income in such period, non-cash gains under FASB ASC 815 as a result of changes in the fair market value of derivatives.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Engineering Reports” has the meaning assigned such term in Section 2.08.
“Environmental Laws” means any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”) Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” has the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with Borrower or any Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(l) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, unitization and pooling declarations and agreements, and farm-out agreements, which are usual and customary in the oil and gas business, not entered into for the purpose of securing borrowed money or deferred consideration and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the applicable Loan Party or materially impair the value of such Property subject thereto and (viii) Liens permitted by the Security Instruments; provided, however, no intention to subordinate the first priority Lien granted in favor of Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any of the foregoing Excepted Liens.

Excluded Swap Obligation” means, (a) with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act and (b) with respect to Borrower, any Swap Obligation of another Loan Party if, and to the extent that, all or a portion of the joint and several liability of such Borrower with respect to, or the grant of such Borrower of a security interest to secure, as applicable, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Guarantor’s (in the case of (a)) or Borrower’s (in the case of (b)) failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of such Guarantor, joint and several liability of such Borrower, or grant of such security interest by such Guarantor or Borrower, as applicable, becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Obligations for which such guarantee or security interest or joint and several liability, as applicable, is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 5.06) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.06, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.06(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate of interest (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.
“Fee Letter” means that certain letter agreement between Agent and Borrower, dated as of March 20, 2017, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.
“Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994

(amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Percentage Share of the outstanding LC Exposure with respect to Letters of Credit issued by Issuing Bank, other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“Governmental Authority” shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property (including any supra-national bodies such as the European Union or the European Central Bank). Unless otherwise specified, all references to Governmental Authority herein means a Governmental Authority having jurisdiction over, where applicable, Borrower, its Subsidiaries or any of their Property or Agent, any Lender or any Applicable Lending Office.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, treaty, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Regulation D and Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. For the avoidance of doubt, for purposes of determining any Guarantee Obligations of any Guarantor pursuant to the Security Instruments, the definition of “Specified Swap Agreement” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, if applicable) any Excluded Swap Obligation of such Guarantor.
“Guarantor” means each current and future Subsidiary of Borrower and any other Person that becomes a guarantor of all or any portion of the Obligations pursuant to Section 8.09(d).

“Guaranty Agreement” means the Guaranty Agreement executed by each Guarantor in form and substance satisfactory to Agent guarantying, unconditionally, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.
“Hedging Agreements” means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction, and any and all trades, confirmations, and transactions entered into pursuant thereto.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on any other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Indemnified Parties” has the meaning assigned such term in Section 12.03(a)(ii).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnity Matters” means any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.
“Initial Funding” means the funding of the initial Loans or issuance of the initial Letters of Credit occurring on or after the Closing Date and upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.
“Interest Period” means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), or three (3) months thereafter, as selected by Borrower pursuant to Section 2.02(a) (or such longer period as may be requested by Borrower and agreed to by all Lenders); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) Borrower may not select any Interest Period for a Loan which would extend beyond the Revolving Credit Termination Date.
“Investment Account” means any and all investment accounts, commodity accounts, and securities accounts now owned or hereafter acquired or opened by Borrower or any Guarantor, together with all securities, securities entitlements, monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein.
“Investment Account Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, which grants Agent “control” (as defined in the Uniform Commercial Code in effect in the applicable jurisdiction) over any Investment Account maintained by Borrower or any Guarantor, in each case, among Agent, Borrower or such Guarantor and the applicable financial institution (either a Lender or other financial institution approved by Agent and the Majority Lenders) at which the Investment Account is maintained, pursuant to which such financial institution agrees to take instructions from Agent following notice from Agent during the continuance of an Event of Default, as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“IRS” means the United States Internal Revenue Service.
“LC Commitment” at any time means $5,000,000.
“LC Exposure” at any time means the aggregate face amount of all undrawn and uncancelled Letters of Credit plus the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.
“Lender” has the meaning specified in the introductory clause hereto and, unless the context otherwise requires, includes the Swing Line Lender.
“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any Person that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Letter-in-Lieu” means a letter addressed to a Purchaser or in blank, substantially in the form of Exhibit G.
“Letter of Credit Agreements” means the written agreements with Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by Issuing Bank of the Letters of Credit, such agreements to be on Issuing Bank’s customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by Borrower and Issuing Bank.
“Letters of Credit” means the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and “Letter of Credit” means any one of the Letters of Credit and the reimbursement obligations pertaining thereto.
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, a rate (expressed to the fifth decimal place) equal to the rate of interest which is identified and normally published by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as the offered rate for loans in United States dollars for the applicable Interest Period as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If ICE Benchmark Administration (or such other Person that takes over the administration of such rate) no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. Notwithstanding anything in this definition to the contrary, “LIBOR” shall be deemed not to be less than zero at any time.
“LIBOR Adjusted Rate” means, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.
“LIBOR Loans” means any Loans which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” means this Agreement, the Notes, each Security Instrument, the Fee Letter, each Borrowing, Continuation and Conversion Request and each Guaranty Agreement together, in each case, with all exhibits, schedules and attachments thereto, and all other agreements, documents or instruments from time to time executed or delivered in connection with or pursuant to any of the foregoing, and any amendments or restatements with respect to any of the foregoing.
“Loan Parties” means, collectively, Borrower and the Guarantors, and “Loan Party” means any one of the foregoing.
“Loans” means the loans as provided for by Section 2.01(a) and, unless the context otherwise requires, includes the Swing Line Loans as provided for by Section 2.12.
“Majority Lenders” means, at any time while no Loans are outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)); provided that, the portion of the unpaid principal amount of the outstanding Loans held or deemed held by and the Commitment of, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders; provide further that, (x) at any time there are only two Lenders under this Agreement, “Majority Lenders” means all Lenders (subject to the foregoing proviso regarding Defaulting Lenders) and (y) for the purposes of determining “Majority Lenders” Swing Line Loans owing to the Swing Line Lender shall not be included in the calculation of “Loans”.
“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master derivatives agreement, and any schedules to any of the foregoing.
“Material Adverse Effect” means any set of circumstances or events that (i) has or could reasonably be expected to have any material and adverse effect upon, or result in or reasonably be expected to result in a material adverse change in, (A) the assets, liabilities, financial condition, business, operations or affairs of Borrower and its Subsidiaries taken as a whole different from those reflected in the Closing Financial Statements or from the facts represented or warranted in any Loan Document, or (B) the ability of Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis, (ii) impairs materially or could be reasonably expected to impair materially the ability of Borrower and its Subsidiaries to duly and punctually pay and perform their obligations under the Loan Documents or (iii) impairs materially or could reasonably be expected to impair materially the ability of Agent, Issuing Bank, Swing Line Lender or any of the Lenders, to the extent permitted, to enforce its legal remedies pursuant to the Loan Documents.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts” (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by Agent and Issuing Bank in their sole discretion.
“Monthly Reduction Amount” means the amount by which the Borrowing Base shall automatically reduce on the last day of each month, as determined by Agent and the Required Lenders or Agent and the Lenders, as applicable, in accordance with Section 2.08.
“Mortgaged Property” means the Property owned by Borrower and its Subsidiaries which is subject to the Liens existing and to exist under the terms of the Security Instruments granting Liens in Oil and Gas Properties.
“Multiemployer Plan” means a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.
“NABORS Promissory Note” means that certain Promissory Note, dated as of July 8, 2016, from ESTE to NABORS Drilling Technologies USA, Inc., which was assigned by ESTE to Borrower effective as of April 1, 2017, as in effect on May 9, 2017.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.04 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.
“Obligations” means all indebtedness, obligations and liabilities of Borrower or any Subsidiary to any Lender, any Lender Affiliate, Agent, Issuing Bank, Swing Line Lender, any Approved Counterparty, or any Banking Services Provider, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement, any Hedging Agreement, any of the other Loan Documents or in respect of any of the Loans made, reimbursement obligations incurred, Banking Services Obligations, or any of the Notes, Letters of Credit or other instruments at any time evidencing any of the foregoing, including interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, and all renewals, extensions, refinancings and replacements for the foregoing; provided that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Oil and Gas Properties” means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” means the Oil and Gas Properties of Borrower and/or the Guarantors.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.06).
“Participant” has the meaning assigned to such term in clause (d) of Section 12.06.
“Participant Register” has the meaning specified in clause (d) of Section 12.06.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.
“PDNP Reserves” means Proven Reserves which are categorized as both “Developed” and “Non‑Producing” in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question.
“PDP Reserves” means Proven Reserves which are categorized as both "Developed" and "Producing" in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question.
“Percentage Share” means the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).
“Permitted Unsecured Counterparty” means any unsecured counterparty to a Hedging Agreement that, at the time the Hedging Agreement (and not the Master Agreement with such counterparty) is entered into (a) has long-term obligations rated BBB+ or Baal or better, respectively, by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency) or (b) has its obligations under such Hedging Agreement guaranteed by a Person that has long-term obligations rated BBB+ or Baal or better, respectively, by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency).
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by Borrower, any Subsidiary or an ERISA Affiliate.
“Post Default Rate” means, in respect of any principal of any Loan (including LIBOR Loans) or any other amount payable by Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to four percent (4%) per annum above the Base Rate as in effect from time to time plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
“Preferred Equity” means any preferred Capital Securities that rank senior to Borrower’s common Capital Securities with respect to payment of distributions and/or distribution of assets upon liquidation, dissolution or winding-up of Borrower, but specifically excluding any such Capital Securities that constitute Disqualified Capital Securities.
“Prime Rate” means the prime rate published in The Wall Street Journal's “Money Rates” or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Prime Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the “Money Rates” or similar table, then Agent may select an alternative published index based upon comparable information as a substitute Prime Rate. Upon the selection of a substitute Prime Rate, the applicable interest rate shall thereafter vary in relation to the substitute index.
“Principal Office” means the principal office of Agent, presently located at 1401 McKinney, Suite 1000, Houston, Texas 77010.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Proposed Acquisition” means any acquisition by one or more Loan Parties of certain Oil and Gas Properties for which a binding, exclusive and enforceable letter of intent, purchase and sale agreement or similar definitive agreement has been signed by a Loan Party.
“Proven Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).
“PUD Reserves” means Proven Reserves which are categorized as “Undeveloped” in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question.
“Purchasers” means each of the Persons that at any time purchase the Hydrocarbons of Borrower from its Oil and Gas Properties.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty of such Loan Party, or the grant by such party of a security interest or lien to secure, or the provision of other support of, such Swap Obligation becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Quarterly Dates” means the last day of each March, June, September, and December, in each year; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.
“Recipient” means (a) Agent, (b) any Lender, (c) Issuing Bank and (d) Swing Line Lender, as applicable.
“Recourse Debt” means Debt of an Unrestricted Subsidiary which is a liability of, in whole or in part or guaranteed by, any Loan Party or which is secured by any Lien upon any property or assets of any Loan Party.
“Redetermination Date” means the date that the redetermined Borrowing Base and/or Monthly Reduction Amount becomes effective subject to the notice requirements specified in Section 2.08(i) both for scheduled redeterminations and unscheduled redeterminations.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.
“Regulatory Change” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Governmental Requirement, (b) any change in any Governmental Requirement or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)); provided that, the portion of the unpaid principal amount of the outstanding Loans held or deemed held by and the Commitment of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all Lenders are Defaulting Lenders; provided further that, (x) at any time there are only two Lenders under this Agreement, “Required Lenders” means all Lenders (subject to the foregoing proviso regarding Defaulting Lenders) and (y) for the purposes of determining “Required Lenders” Swing Line Loans owing to the Swing Line Lender shall not be included in the calculation of “Loans”.

“Reserve Report” means a report, in form and substance satisfactory to Agent, setting forth, as of each March 1 and September 1 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to Borrower’s Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as Agent may reasonably request.
“Reserve Report Certificate” means, collectively, the certificates from Borrower substantially in the form of Exhibit F.
“Reserve Requirement” means, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of “LIBOR” or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term “Responsible Officer” shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of Borrower.
“Revolving Credit Termination Date” means the earlier to occur of (i) May 9, 2022 or (ii) the date that the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.
“Scheduled Redetermination Date” has the meaning assigned to such term in Section 2.08(d).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Instruments” means the Deposit Account Control Agreements, Investment Account Control Agreements, Letters of Credit, Letter of Credit Agreements, pledge agreements, security agreements, mortgages, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower, a Guarantor or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for or guarantee of the payment or performance of, the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements or instruments may be amended, supplemented, modified or restated from time to time.
“Solvent” means, (a) the fair value of the Property of Borrower and its Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the Property of Borrower and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
“Specified Swap Agreement” means any Swap Agreement for which the obligations to pay or perform under are Obligations under this Agreement; provided that for purposes of determining any Guarantee Obligations of any Guarantor pursuant to the Security Instruments, the definition of “Specified Swap Agreement” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, if applicable) any Excluded Swap Obligation of such Guarantor.
“Subordinated Debt” means any term Debt of Borrower for borrowed money, other than revolving Debt, and any Disqualified Capital Securities of Borrower (and any refinancing or replacement of such term Debt or Disqualified Capital Securities), in any event, issued after October 11, 2017 which meets all of the following requirements:
(a)    the agreements and instruments governing such term Debt or Disqualified Capital Securities shall not contain (i) any affirmative or negative covenant (including financial covenants) that is materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of term Debt or Disqualified Capital Securities and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (a)(i), (ii) any restriction on the ability of Borrower or any of its Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents except, in the case of term Debt, as provided pursuant to an intercreditor agreement or other agreement, the terms of which are reasonably satisfactory to the Agent and the Required Lenders (an “Intercreditor Agreement”), (iii) any restrictions on the ability of any Subsidiary of Borrower to guarantee the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated), provided that, in the case of term Debt, a requirement that any such Subsidiary also guarantee such term Debt shall not be deemed to be a violation of this clause (iii), (iv) any restrictions on the ability of Borrower or any Subsidiary of Borrower to pledge assets as collateral security for the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated but not increased) other than, with respect to such term Debt that is secured, any such restrictions otherwise being satisfactory to the Agent and the Majority Lenders; provided that, in any event, (x) a requirement that such term Debt be secured in compliance with clause (b) below shall not be deemed to be a violation of this clause (iv) and (y) a requirement that such term Debt be secured by the same assets that serve as collateral security for the Obligations shall not be deemed to be a violation of this clause (iv), (v) any cap or restrictions on the ability of Borrower or any Subsidiary of Borrower to incur Debt under this Agreement or any other

Loan Document, except as provided in an Intercreditor Agreement; (vi) in the case of term Debt, a scheduled maturity date that is the later of (x) November 9, 2022 and (y) the date 180 days after the date set forth in clause (i) of “Revolving Credit Termination Date” at the time such Debt is incurred, (vii) in the case of Disqualified Capital Securities, (x) a maturity (excluding any maturity as the result of an optional redemption by Borrower) or a requirement that it be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the DCS Expiration Date, or (y) any mandatory repurchase or payment obligation or other repurchase or payment obligation (in each case except for payments permitted under Section 9.04) on or prior to the DCS Expiration Date, (viii) in the case of Disqualified Capital Securities, any requirement that it be secured or (ix) any amortization or other scheduled principal payments or, except as permitted by the Intercreditor Agreement, any mandatory principal payments, other than at the scheduled maturity thereof (other than customary offers to purchase upon a change of control and customary acceleration rights after an event of default);
(b)    if such term Debt is secured, the Liens securing such Debt covers the same assets which serve as collateral for the Obligations pursuant to the Loan Documents and are subordinated to the Liens securing the Obligations pursuant to an Intercreditor Agreement;
(c)    on the date of incurrence of such term Debt or Disqualified Capital Securities, immediately before and after giving effect to such incurrence and any concurrent repayment of Debt with the proceeds thereof, Borrower is in compliance, on a pro forma basis, with Section 9.12 of this Agreement; and
(d)    no Default or Event of Default exists on the date of incurrence of such term Debt or Disqualified Capital Securities or will occur immediately after, and as a result of, the issuance of such term Debt or Disqualified Capital Securities.
“Subsidiary” means (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by another Person or one or more of such Person’s Subsidiaries or by such Person and one or more of its Subsidiaries and (ii) any joint venture, limited liability company or partnership, trust company, general or limited partnership or any other type of partnership or entity other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law; provided, however, that such term shall not include an Unrestricted Subsidiary. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership). Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of Borrower.
“Swap” means any “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Agreement” means, any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation” means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Agent or any other cash management arrangement which the Borrower and the Agent have executed for purposes of effecting the borrowing and repayment of Swing Line Loans.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.12.
“Swing Line Lender” means (a) BOKF, NA dba Bank of Texas, in its capacity as a lender of one or more Swing Line Loans under Section 2.12 of this Agreement and (b) any successor that agrees to act in such capacity as subsequently designated hereunder; provided that (i) such successor is also the Agent under this Agreement or (ii) Agent consents to such successor acting in such capacity.
“Swing Line Loan” has the meaning specified in Section 2.12(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.12(b), which, if in writing, shall be substantially in the form of Exhibit I.
“Swing Line Settlement Date” mean, initially, the date that is ninety (90) days after May [ ], 2018, and thereafter, a date that is no later than ninety (90) days after the most recent Swing Line Settlement Date; provided however, that if any such day is not a Business Day, the applicable Swing Line Settlement Date shall be the Business Day immediately preceding such day.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Borrowing Base, as the same may be terminated or reduced pursuant to Section 2.12(h).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transactions” means, collectively, (a) the execution, delivery and performance by Borrower and each Guarantor of this Agreement and each other Loan Document to which it is a party and the initial borrowings and other extensions of credit under this Agreement, (b) the consummation of the transactions contemplated by the Bold Agreement pursuant to the terms thereof, (c) the refinancing in full of the “Obligations” (as defined in the Existing ESTE Credit Agreement) and the “Indebtedness” (as defined in the Existing BE Credit Agreement), the termination of all commitments (if any) in respect thereof and the assignment to Agent of all Liens under the Existing ESTE Credit Agreement Security Instruments that secure the “Obligations” (as defined in the Existing ESTE Credit Agreement) and all Liens under the Existing BE Credit Agreement Security Instruments that secure the “Indebtedness” (as defined in the Existing BE Credit Agreement) and (d) the payment of fees, commissions and expenses in connection with each of the foregoing.
“Transfer” means any sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Property, or any interest in any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) of Borrower or any Guarantor, except for (i) the sale of Hydrocarbons in the ordinary course of business and (ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of Borrower or such Guarantor or (C) contemporaneously replaced by equipment of at least comparable value and use.
“Triggering Event” means the novation or assignment (unless novated or assigned to an Approved Counterparty that, at the time of such novation or assignment, is a Lender or an Affiliate of a Lender under this Agreement (other than a Defaulting Lender or an Affiliate of a Defaulting Lender)), unwinding or termination (unless replaced with positions or contracts no less advantageous to Borrower or the Subsidiary party thereto), or amendment (if such amendment is materially adverse to Borrower or such Subsidiary party thereto) of a hedge position or Hedging Agreement considered by Agent in determining the then effective Borrowing Base, which, in either such case, after giving effect to such event, results in the aggregate amount of all such events (the value of such hedge position or Hedging Agreement subject to any such event, to be reasonably determined by Agent) since the most recent redetermination of the Borrowing Base exceeding 2.5% of the value of the PDP Reserves in the Borrowing Base then in effect.
“Type” means, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.
“Unrestricted Subsidiary” means any subsidiary of Borrower or a Guarantor (a) of which Borrower notifies Agent at such subsidiary’s creation or acquisition that such subsidiary will be an “Unrestricted Subsidiary” and (b) that meets the requirements of an Unrestricted Subsidiary set forth in Section 9.16. As of the Closing Date, there are no Unrestricted Subsidiaries.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.06(g).
“Withholding Agent” means any Loan Party and Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.03    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of Borrower referred to in Section 7.02 (except for changes concurred with by Borrower’s independent public accountants).
Section 1.04    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article II.
COMMITMENTS
Section 2.01    Loans and Letters of Credit.
(a)    Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to Borrower, participate in Letters of Credit for the account of Borrower or any Subsidiary and participate in Swing Line Loans during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder (including Swing Line Loans made by the Swing Line Lender) at any one time outstanding together with the LC Exposure shall not exceed an amount equal to the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).
(b)    Letters of Credit. During the period from and including the Closing Date to, but excluding the date 30 days prior to the Revolving Credit Termination Date, Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of Borrower or any Subsidiary at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided, however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment and (ii) an amount equal to the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans (including Swing Line Loans) then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by Issuing Bank, (ii) contain such terms and provisions as are reasonably required by Issuing Bank, including a term of not more than one year from the date of issuance, (iii) be for the account of Borrower or a Subsidiary and (iv) expire not later than five (5) days before the Revolving Credit Termination Date.
(c)    Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than four (4) LIBOR Loans may be outstanding at any time.
(d)    Outstanding Loans under Existing ESTE Credit Agreement and Existing BE Credit Agreement. The parties hereto acknowledge and agree that, effective as of the date hereof, all outstanding loans under the Existing ESTE Credit Agreement and the Existing BE Credit Agreement on the date hereof will be refinanced with the initial loans to be made under this Agreement on the Closing Date. The “Obligations” (as defined in the Existing ESTE Credit Agreement) and the “Indebtedness” (as defined in the Existing BE Credit Agreement) shall be assigned, renewed, extended, and rearranged as Obligations outstanding pursuant to the terms of this Agreement.
Section 2.02    Borrowings, Continuations and Conversions, Letters of Credit.
(a)    Borrowings. Borrower shall give Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day)

of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.
(b)    Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $100,000 or the remaining balance of the Aggregate Commitments, if less, or any whole multiple of $100,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof.
(c)    Notices. All borrowings, continuations and conversions shall require advance written notice to Agent (which shall promptly notify the Lenders) in the form of the Borrowing, Continuation, and Conversion Request (or, in each case, telephonic notice promptly confirmed by a Borrowing, Continuation, and Conversion Request), which in each case shall be irrevocable and accompanied by a Compliance Certificate (excluding the information required by clauses (f) and (g) of the Compliance Certificate) from Borrower to be received by Agent not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting Borrower’s obligation to confirm in writing any telephonic notice, Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by Agent.
(d)    Continuation Options. Subject to the provisions in this Section 2.02(d), Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving a Borrowing, Continuation, and Conversion Request as provided in Section 2.02(c) to Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Borrowing Base Deficiency or a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.
(e)    Conversion Options. Subject to the provisions of Section 2.01(c) and in this Section 2.02(e), Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving a Borrowing, Continuation, and Conversion Request as provided in Section 2.02(c) to Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) neither a Borrowing Base Deficiency nor a Default shall have occurred and be continuing. If a Borrowing Base Deficiency or a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.
(f)    Advances. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to Agent, to an account which Agent shall specify, in immediately available funds, for the account of Borrower. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower, designated by Borrower and maintained at the Principal Office.
(g)    Letters of Credit. Borrower shall give Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by Issuing Bank not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance, and at least thirty (30) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof (which shall not exceed one year from the date of issuance), (iv) the name and address of the beneficiary thereof, (v) the type of the Letter of Credit and (vi) such other information as Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, Issuing Bank shall issue, renew or extend such Letter of Credit to the beneficiary thereof.
In conjunction with the issuance of each Letter of Credit, Borrower and the Subsidiary, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, Borrower, Issuing Bank, Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.
Issuing Bank will send to Borrower and each Lender, promptly upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.
Section 2.03    Changes of Commitments.
(a)    The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or (ii) the Borrowing Base as determined from time to time.
(b)    Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $250,000 or any whole multiple of $100,000 in excess thereof) and shall be irrevocable and effective only upon receipt by Agent.
(c)    The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.
Section 2.04    Fees.
(a)    Commitment Fee. Borrower shall pay to Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee calculated on the actual daily unused amount of the Aggregate Commitments for the period from and including the date of Closing Date up to, but excluding, the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to the Applicable Margin. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.
(b)    Letter of Credit Fees.
(i)    Borrower agrees to pay Agent, for the account of each Lender (other than any Defaulting Lender), commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at a rate per annum based on the current Applicable Margin for LIBOR Loans, provided that each Letter of Credit shall bear a minimum commission of $500. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to Issuing Bank, or for any deductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.
(ii)    Upon each issuance, renewal or extension of any Letter of Credit, Borrower shall pay the sum of $250 to Agent for the account of Issuing Bank.
(iii)    Borrower shall pay to Issuing Bank such other usual and customary fees of Issuing Bank associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit.
(c)    Fee Letter. Borrower shall pay such other fees as are set forth in the Fee Letter pursuant to the provisions thereof.
Section 2.05    Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.
Section 2.06    Notes. The Loans made by each Lender shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit A, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed, and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.07    Prepayments.
(a)    Voluntary Prepayments. Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day’s prior notice to Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid. Borrower may prepay Swing Line Loans pursuant to Section 2.12(c)(i).

(b)    Mandatory Prepayments.
(i)    Termination or Reduction of Aggregate Maximum Credit Amounts. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Aggregate Maximum Credit Amounts, Borrower shall (i) prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Loans because of LC Exposure, pay to Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.
(ii)    Redetermination of Borrowing Base. Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08 (other than Section 2.08(f), Section 2.08(g) or Section 2.08(h) or due to decreases due to the effect of the Monthly Reduction Amount), if the redetermined Borrowing Base results in a Borrowing Base Deficiency, then Borrower shall within thirty (30) days of receipt of written notice thereof (w) prepay the Loans in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency (together with interest on the principal amount paid accrued to the date of such prepayment), (x) grant to Agent a first priority Lien on additional Properties of Borrower, which in the Lenders’ sole determination, have sufficient value to eliminate such Borrowing Base Deficiency, (y) elect to make six payments each equal to one-sixth of such Borrowing Base Deficiency (together with interest on the principal amount paid accrued to the date of such prepayment) with the first such payment due on such election date and each subsequent payment due on the corresponding day of the month in each five (5) consecutive months occurring after the month of such election date (provided that if any such month does not have a corresponding day, then with respect to such month(s), the last day of the month shall be deemed to be such corresponding day and if any corresponding day is not a Business Day, then the immediately succeeding Business Day shall be deemed to be such corresponding day) or (z) eliminate the Borrowing Base Deficiency through a combination of the actions described in clauses (w), (x) and (y). If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans and granting first priority Liens in additional Properties to Agent, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b).
(iii)    Monthly Reduction Amount. If any reduction of the amount of the Borrowing Base by operation of the Monthly Reduction Amount in accordance with Section 2.08 results in a Borrowing Base Deficiency, then Borrower shall immediately prepay the Loans in an aggregate principal amount equal to such Borrowing Base Deficiency, together with interest on the principal amount paid accrued to the date of such prepayment. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b).
(iv)    Transfer. If, after a reduction in the Borrowing Base pursuant to Section 9.13(b)(i) in connection with the Transfer of any Oil and Gas Property permitted pursuant to Section 9.13, a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such Transfer in an amount necessary to eliminate such Borrowing Base Deficiency. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b). Notwithstanding anything in this Agreement to the contrary, if at the time of any permitted Transfer a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such Transfer to the extent necessary to eliminate the portion of the Borrowing Base Deficiency resulting from such Transfer and such preexisting Borrowing Base Deficiency; and Borrower shall remain obligated, pursuant to the terms of this Agreement, to eliminate any Borrowing Base Deficiency remaining after prepaying the Loans with the net proceeds from such Transfer. If Borrower Transfers any Property at such time as a Default exists or would result therefrom, Borrower shall, concurrently with the receipt of proceeds therefrom, prepay the Loans in an amount equal to the lesser of (x) the aggregate principal amount outstanding on the Loans and (y) 100% of the net proceeds received from such Transfer. The preceding sentence shall not be interpreted as permitting the sale of any Property at such time as a Default exists without the prior written consent of the Lenders.
(v)    Proceeds from Hedging Agreements. At any time that a Default exists, any proceeds received by Borrower under any Hedging Agreements, including as a result of the termination or early termination thereof, shall be used immediately upon receipt thereof to prepay the Loans in an amount equal to the lesser of (x) the aggregate principal amount outstanding on the Loans and (y) 100% of the net proceeds received.
(vi)    Triggering Event. Upon each reduction of the Borrowing Base under Section 2.08(g) from the occurrence of a Triggering Event, if a Borrowing Base Deficiency then exists then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such Triggering Event in an amount necessary to eliminate such Borrowing Base Deficiency. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b). Notwithstanding anything in this Agreement to the contrary, if at the time of any Triggering Event a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such Triggering Event to the extent necessary to eliminate the portion of the Borrowing Base Deficiency resulting from such Triggering Event and such preexisting Borrowing Base Deficiency; and Borrower shall remain obligated, pursuant to the terms of this Agreement, to eliminate any Borrowing Base Deficiency remaining after prepaying the Loans with the net proceeds from such Triggering Event.
(vii)    Subordinated Debt. Upon each reduction of the Borrowing Base under Section 2.08(h) resulting from the issuance of Subordinated Debt, if a Borrowing Base Deficiency then exists or results therefrom, then the Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such issuance of Subordinated Debt in an amount necessary to eliminate such Borrowing Base Deficiency. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, Borrower shall pay to Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b). Notwithstanding anything in this Agreement to the contrary, if at the time of any issuance of Subordinated Debt a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such issuance of Subordinated Debt to the extent necessary to eliminate the portion of the Borrowing Base Deficiency resulting from such issuance of Subordinated Debt and such preexisting Borrowing Base Deficiency; and Borrower shall remain obligated, pursuant to the terms of this Agreement, to eliminate any Borrowing Base Deficiency remaining after prepaying the Loans with the net proceeds from such issuance of Subordinated Debt..
(c)    Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty except as required under Section 5.05 for prepayment of LIBOR Loans. Each prepayment of the Loans pursuant to Section 2.07(b) shall be applied, first, to the outstanding Swing Line Loans and, second, to the other outstanding Loans (i.e., the Loans that are not Swing Line Loans). Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Commitments.
Section 2.08    Borrowing Base.
(a)    Borrowing Base and Monthly Reduction Amount. The Borrowing Base and the Monthly Reduction Amount shall be determined in accordance with Section 2.08(b) by Agent and the Required Lenders (in the case of any reaffirmation or decrease in the Borrowing Base or reaffirmation or increase in the Monthly Reduction Amount) or Agent and all of the Lenders (in the case of any increase in the Borrowing Base or decrease in the Monthly Reduction Amount) and are subject to redetermination in accordance with Sections 2.08(d), (e), (f), (g) and (h). Upon any redetermination of the Borrowing Base or the Monthly Reduction Amount, such redetermination shall remain in effect until the next successive Redetermination Date; provided, however, the then effective Borrowing Base shall reduce on the last day of each month by the then effective Monthly Reduction Amount. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base and Monthly Reduction Amount. During the period from and after the Closing Date until the next redetermination pursuant to Sections 2.08(d), (e), (f), (g) or (h) or adjustment pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $150,000,000, as reduced on a cumulative basis on the last day of each month following such effective date by the applicable Monthly Reduction Amount. The Monthly Reduction Amount shall be $0 (zero dollars) each month until the next redetermination thereof pursuant to Sections 2.08(d) or (e). No delay for any reason whatsoever in a redetermination of the Monthly Reduction Amount shall affect Borrower’s obligations under Section 2.07(b)(iii).
(b)    Determination Procedure. Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by Agent (the “Engineering Reports”), Agent and the Required Lenders (in the case of any reaffirmation or decrease in the Borrowing Base or reaffirmation or increase in the Monthly Reduction Amount) or Agent and all of the Lenders (in the case of any increase in the Borrowing Base or decrease in the Monthly Reduction Amount) will redetermine the Borrowing Base and the Monthly Reduction Amount. Such redetermination will be in accordance with their normal and customary practices and procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time, and may also take into consideration the financial condition, Debt, and business of Borrower and its Subsidiaries and such other factors as Agent customarily deems appropriate. Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. Agent shall propose to the Lenders a new Borrowing Base and Monthly Reduction Amount within 15 days following receipt by Agent and the Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by Agent, the Required Lenders (in the case of any reaffirmation or decrease in the Borrowing Base or reaffirmation or increase in the Monthly Reduction Amount) or all of the Lenders (in the case of any increase in the Borrowing Base or decrease in the Monthly Reduction Amount) shall have 15 days to agree or disagree with such proposal. If the Required Lenders do not approve a proposed reaffirmation or decrease in the Borrowing Base and/or reaffirmation or increase in the Monthly Reduction Amount or if all the Lenders do not approve a proposed increase in the Borrowing Base and/or decrease in the Monthly Reduction Amount, the Required Lenders or all the Lenders, as applicable, shall, within a reasonable period of time, work to agree on a new Borrowing Base and Monthly Reduction Amount. Notwithstanding anything herein to the contrary, Agent and all of the Lenders must approve any increase in the Borrowing Base and any reduction in the Monthly Reduction Amount.
(c)    Excluded Property. Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title and/or environmental information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.
(d)    Redeterminations. So long as any of the Commitments are in effect and until payment in full of all Loans and LC Exposure hereunder and termination of all Letters of Credit issued hereunder, on or around the first Business Day of each May and November, commencing November 1, 2017 (each being a “Scheduled Redetermination Date”), the Lenders shall redetermine the amount of the Borrowing Base and the Monthly Reduction Amount in accordance with Section 2.08(b).
(e)    Unscheduled Redeterminations. In addition to the redeterminations of the Borrowing Base and the Monthly Reduction Amount described in Section 2.08(d), (i) Borrower may initiate a redetermination of the Borrowing Base and/or the Monthly Reduction Amount at any other time as it so elects by specifying in writing to Agent (who will promptly notify the Lenders) the date by which Borrower will furnish to Agent and the Lenders a Reserve Report in accordance with Section 8.07(b) and the date by which such redetermination is requested to occur; provided, however, that Borrower may initiate such unscheduled redetermination (x) once per fiscal year and (y) from time to time, pursuant to an acquisition of additional Oil and Gas Properties by Borrower or any of its Subsidiaries, and (ii) the Required Lenders or Agent may initiate a redetermination of the Borrowing Base and/or the Monthly Reduction Amount at any other time they so elect by specifying in writing to Borrower the date by which Borrower is to furnish a Reserve Report in accordance with Section 8.07(b) and the date on which such redetermination is to occur.
(f)    Redetermination Concurrent with Certain Transfers. The Borrowing Base shall be automatically reduced when and as required by Section 9.13(b)(i).
(g)    Redetermination Concurrent with Triggering Event. Effective immediately upon the occurrence of a Triggering Event, the Borrowing Base shall automatically be reduced on the date such Triggering Event is effected by an amount equal to the value, if any, assigned to the hedge position or Hedging Agreement under the then effective Borrowing Base, as reasonably determined by Agent.

(h)    Redetermination Concurrent with Subordinated Debt Issuance. Effective immediately upon the issuance of any Subordinated Debt by Borrower on or after May 1, 2018, the Borrowing Base shall automatically reduce on the effective date of such issuance by an amount equal to twenty-five percent (25%) of (A) the amount of such Subordinated Debt issued minus (B) to the extent such Subordinated Debt constitutes a refinancing of existing Subordinated Debt, the amount of existing Subordinated Debt being refinanced thereby.
(i)    Effective Upon Notice. Promptly following any redetermination of the Borrowing Base, Agent shall notify in writing Borrower and the Lenders of the new Borrowing Base and/or Monthly Reduction Amount. Any such redetermination of the Borrowing Base and/or Monthly Reduction Amount shall not be effective until Borrower receives written notice thereof.
Section 2.09    Assumption of Risks. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither Issuing Bank (except in the case of gross negligence or willful misconduct on the part of Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond Issuing Bank’s control or the control of Issuing Bank’s correspondents. In addition, neither Issuing Bank, Agent nor any Lender shall be responsible for any error, neglect, or default of any of Issuing Bank’s correspondents; and none of the above shall affect, impair or prevent the vesting of any of Issuing Bank’s, Agent’s or any Lender’s rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, Borrower agrees that any action, inaction or omission taken or not taken by Issuing Bank or by any correspondent for Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on Borrower and shall not put Issuing Bank or its correspondents under any resulting liability to Borrower.
Section 2.10    Obligation to Reimburse and to Prepay.
(a)    Reimbursement Obligations. If a disbursement by Issuing Bank is made under any Letter of Credit, Borrower shall pay to Agent within two (2) Business Days after notice of any such disbursement is received by Borrower, the amount of each such disbursement made by Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by Borrower and (ii) thereafter, the Post Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Bank, Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; (vi) any affiliation between Issuing Bank and any Lender, and (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. Notwithstanding anything in this Agreement to the contrary, Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of Issuing Bank, except where Borrower or any Subsidiary actually recovers the proceeds for itself or Issuing Bank of any payment made by Issuing Bank in connection with such gross negligence or willful misconduct.
(b)    Cash Collateral for LC Exposure. In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to 105% of the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by Borrower to Issuing Bank, Agent and the Lenders as of the date of any such occurrence; Borrower shall prepay the fees payable under Section 2.04(b) with respect to such issued and outstanding Letters of Credit for the full remaining terms of such Letters of Credit; and Borrower’s obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which Borrower may now or hereafter have against any such beneficiary, Issuing Bank, Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and Borrower hereby grants to and by its deposit with Agent grants to Agent a security interest in such cash collateral. In the event of any such payment by Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or any other Loan Documents, to remit to Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.
(c)    Lender Reimbursement. Each Lender severally and unconditionally agrees that it shall promptly reimburse Issuing Bank an amount equal to such Lender’s Percentage Share of any disbursement made by Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.
(d)    Automatic Funding as Loan. Notwithstanding anything to the contrary contained herein, if no Default exists or would result therefrom, to the extent Borrower has not reimbursed Issuing Bank for any drawn upon Letter of Credit within two (2) Business Days after notice of such disbursement has been received by Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default exists, such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).
Section 2.11    Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.
Section 2.12    Swing Line Loans.
(a)    The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.12(a), to make loans (each such loan, a “Swing Line Loan”), to the Borrower from time to time on any Business Day during the period from May [  ], 2018 to the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Percentage Share of the outstanding amount of the Loans and LC Exposure of the Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (A) the sum of the aggregate outstanding amount of the Loans (including the Swing Line Loans) plus LC Exposure shall not exceed the Aggregate Commitments at such time, and (B) the sum of the aggregate outstanding amount of the Loans of any Lender at such time (other than Swing Line Loans of the Swing Line Lender made in its capacity as the Swing Line Lender), plus such Lender’s Percentage Share of the outstanding amount of all LC Exposure at such time, plus such Lender’s Percentage Share of the outstanding amount of all risk participations in Swing Line Loans at such time shall not exceed such Lender’s Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.12(a), prepay under Section 2.12(c)(i) and reborrow under this Section 2.12(a); provided that in no event shall there be more than one submitted notice of Swing Line Loan borrowing or non-automatic prepayment per calendar week (for the avoidance of doubt, the forgoing shall not apply to automatic borrowings and prepayments as set forth in Section 2.12(g) or refinancings pursuant to Section 2.12(c)(ii).  Each Swing Line Loan shall bear interest at a rate based on the Base Rate plus the Applicable Margin.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Percentage Share times the amount of such Swing Line Loan.
(b)    Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Agent not later than 11:00 a.m., Houston, Texas time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or any whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 3:00 p.m., Houston, Texas time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.12(a), (B) that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, or (C) any Lender is at such time a Defaulting Lender hereunder (unless the Swing Line Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender), then subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m., Houston, Texas time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.
(c)    Prepayment, Repayment and Refinancing of Swing Line Loans.
(i)    Upon notice to the Swing Line Lender (with a copy to the Agent), the Borrower may voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Agent not later than 3:00 p.m. Houston, Texas time on the date of the prepayment, (2) any such prepayment shall be in a minimum principal amount of $200,000 (or, if less, the remaining outstanding principal amount thereof) and (3) such prepayment shall be accompanied by accrued interest on the amount prepaid. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The Borrower shall repay each Swing Line Loan on the earlier to occur of (x) the first Swing Line Settlement Date to occur after such Swing Line Loan is made and (y) the Revolving Credit Termination Date
(ii)    The Swing Line Lender at any time in its sole and absolute discretion, may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Percentage Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing, Continuation and Conversion Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 6.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable borrowing notice promptly after delivering such notice to the Agent.  Each Lender shall make an amount equal to its Percentage Share of the amount specified in such notice available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent’s payment office not later than 2:00 p.m. Houston, Texas time on the day specified in such Borrowing,  Continuation and Conversion Request, whereupon, subject to Section 2.12(c)(iii), each Lender that so makes funds available shall be deemed to have made a Loan that is a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the Swing Line Lender.
(iii)    If for any reason any Swing Line Loan cannot be refinanced by such a Loan in accordance with Section 2.12(c)(ii), the request for Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.12(c)(ii) shall be deemed payment in respect of such participation.
(iv)    If any Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.12(c) by the time specified in Section 2.12(c)(ii), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.
(v)    Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.12(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Percentage Share thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be refunded by the Swing Line Lender under any of the circumstances described in Section 12.10 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Percentage Share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Loan or risk participation pursuant to this Section 2.12 to refinance such Lender’s Percentage Share of any Swing Line Loan, interest in respect of such Percentage Share shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)    Sweep to Loan System.  At the option of the Agent, subject to revocation by the Agent at any time and from time to time and so long as the Agent is the Swing Line Lender, the Borrower may utilize the Agent’s “Sweep to Loan” automated system for obtaining Swing Line Loans and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Loans shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Loan is made using the “Sweep to Loan” system, the Borrower shall be deemed to have certified to the Agent and the Lenders that the conditions set forth in Section 6.02 have been satisfied. Principal and interest on such Swing Line Loans requested, or deemed requested, pursuant to this Section 2.12(g) shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of such Swing Line Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Termination Date. The Agent may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of such Swing Line Loans hereunder (or otherwise), and the regular procedures set forth in this Section 2.12 for the making of Swing Line Loans shall be deemed immediately to apply.
(h)    Termination and Reduction of Swing Line Sublimit.  Borrower and Swing Line Lender shall each have the right to terminate or to reduce the amount of the Swing Line Sublimit at any time, or from time to time, upon not less than five (5) Business Days’ prior notice to, in the case of a termination or reduction by Borrower, Swing Line Lender and, in the case of a termination or reduction by Swing Line Lender, Borrower (and Swing Line Lender shall promptly notify Agent, after which Agent shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction; provided, that no such termination or reduction shall result in the Swing Line Sublimit being less than the amount of Swing Line Loans outstanding at the effectiveness of such termination or reduction. The Swing Line Sublimit once terminated or reduced may not be reinstated.
Article III.
PAYMENTS OF PRINCIPAL AND INTEREST
Section 3.01    Repayment of Loans.
(a)    Loans. On the Revolving Credit Termination Date Borrower shall repay the outstanding aggregate principal amount of the Notes and all accrued but unpaid interest, fees and expenses thereon. On the Revolving Credit Termination Date Borrower shall repay the Swing Line Loans and all accrued but unpaid interest, fees and expenses thereon.
(b)    Generally. Borrower will pay to Agent, for the account of each Lender, the principal payments required by this Section 3.01 and Section 2.07(b).
Section 3.02    Interest.
(a)    Interest Rates. Borrower will pay to Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:
(i)    if such a Loan is a Base Rate Loan (other than a Swing Line Loan) or any other Obligation other than a LIBOR Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;
(ii)    if such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Adjusted Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and
(iii)    if such Loan is a Swing Line Loan, as set forth in Section 2.12(a).
(b)    Borrowing Base Deficiency Rate. Notwithstanding the foregoing, Borrower will pay to Agent, for the account of each Lender, interest at the applicable Borrowing Base Deficiency Rate on any principal of any Loan (including LIBOR Loans and Swing Line Loans) during the period commencing on the date Agent notifies Borrower of a redetermined Borrowing Base that results in a Borrowing Base Deficiency and ending on the date that such Borrowing Base Deficiency is cured.
(c)    Post Default Rate. Notwithstanding the foregoing, Borrower will pay to Agent, for the account of each Lender, interest at the applicable Post Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.
(d)    Due Dates. Accrued interest on Base Rate Loans (other than Swing Line Loans) shall be payable monthly on the 5th day of each month, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans on the Revolving Credit Termination Date shall be paid on such date. Accrued interest on Swing Line Loans shall be payable as set forth in Section 2.12(e). Notwithstanding the foregoing, the due dates set forth in this Section 3.01(d) shall be subject to adjustment in accordance with Section 4.01.

(e)    Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, Agent shall notify the Lenders to which such interest is payable and Borrower thereof. Each determination by Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.
Article IV.
PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
Section 4.01    Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, to Agent at such account as Agent shall specify by notice to Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim and in connection therewith, Borrower hereby waives (to the fullest extent permitted by applicable law) all defenses, rights of set-off and counterclaims it may have with respect to such payments. Each payment received by Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to Agent of any principal of or interest on any borrowing, Borrower shall notify Agent of the Loans to which such payment shall apply. In the absence of such notice Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.
Section 4.02    Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Section 2.04(a) and Section 2.04(b)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans (other than Swing Line Loans) by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans (other than Swing Line Loans) by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; (iv) each payment of principal of Swing Line Loans by Borrower shall be made for account of Swing Line Lender; (v) each payment of interest on Swing Line Loans by Borrower shall be made for account of Swing Line Lender and (vi) each reimbursement by Borrower of disbursements under Letters of Credit shall be made for account of Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.
Section 4.03    Computations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.
Section 4.04    Non-receipt of Funds by Agent.
(a)    Funding by Lenders; Presumption by Agent. Unless Agent shall have received notice from a Lender, prior to the proposed date of any borrowing that such Lender will not make available to Agent such Lender’s share of such borrowing, Agent may assume that such Lender has made such share available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable borrowing to Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.
(b)    Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders or Issuing Bank hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Bank, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.
Section 4.05    Set-off, Sharing of Payments, Etc.
(a)    If an Event of Default shall have occurred and be continuing, Agent, each Lender, Issuing Bank, Swing Line Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by Agent, such Lender, Issuing Bank, Swing Line Lender or any such Affiliate, to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to Agent, such Lender, Issuing Bank or Swing Line Lender or their respective Affiliates, irrespective of whether or not Agent, such Lender, Issuing Bank, Swing Line Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of

Agent, such Lender, Issuing Bank or Swing Line Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 12.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent, Issuing Bank, Swing Line Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of Agent, each Lender, Issuing Bank, Swing Line Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Agent, such Lenders, Issuing Bank, Swing Line Lender or their respective Affiliates may have. Each Lender, Issuing Bank and Swing Line Lender agrees to notify Borrower and Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(b)    If any Lender (including Swing Line Lender) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (including Swing Line Loans) or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to Borrower or any Affiliate or Subsidiary thereof (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.
Section 4.06    Taxes.

(a)    Defined Terms. For purposes of this Section 4.06, the term “Lender” includes Issuing Bank and Swing Line Lender and the term “applicable law” includes FATCA.
(b)    Payments Free and Clear. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(d)    INDEMNIFICATION BY LOAN PARTIES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LOAN PARTIES SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH RECIPIENT, WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR THE FULL AMOUNT OF ANY INDEMNIFIED TAXES (INCLUDING INDEMNIFIED TAXES IMPOSED OR ASSERTED ON OR ATTRIBUTABLE TO AMOUNTS PAYABLE UNDER THIS SECTION) PAYABLE OR PAID BY SUCH RECIPIENT OR REQUIRED TO BE WITHHELD OR DEDUCTED FROM A PAYMENT TO SUCH RECIPIENT AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH INDEMNIFIED TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO BORROWER BY A LENDER (WITH A COPY TO AGENT), OR BY AGENT ON ITS OWN BEHALF OR ON BEHALF OF A LENDER, SHALL BE CONCLUSIVE ABSENT MANIFEST ERROR.
(e)    INDEMNIFICATION BY THE LENDERS. EACH LENDER SHALL SEVERALLY INDEMNIFY AGENT, WITHIN 10 DAYS AFTER DEMAND THEREFOR, FOR (I) ANY INDEMNIFIED TAXES ATTRIBUTABLE TO SUCH LENDER (BUT ONLY TO THE EXTENT THAT ANY LOAN PARTY HAS NOT ALREADY INDEMNIFIED AGENT FOR SUCH INDEMNIFIED TAXES AND WITHOUT LIMITING THE OBLIGATION OF THE LOAN PARTIES TO DO SO), (II) ANY TAXES ATTRIBUTABLE TO SUCH LENDER’S FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 12.06 RELATING TO THE MAINTENANCE OF A PARTICIPANT REGISTER AND (III) ANY EXCLUDED TAXES ATTRIBUTABLE TO SUCH LENDER, IN EACH CASE, THAT ARE PAYABLE OR PAID BY AGENT IN CONNECTION WITH ANY LOAN DOCUMENT, AND ANY REASONABLE EXPENSES ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES WERE CORRECTLY OR LEGALLY IMPOSED OR ASSERTED BY THE RELEVANT GOVERNMENTAL AUTHORITY. A CERTIFICATE AS TO THE AMOUNT OF SUCH PAYMENT OR LIABILITY DELIVERED TO ANY LENDER BY AGENT SHALL BE

CONCLUSIVE ABSENT MANIFEST ERROR. EACH LENDER HEREBY AUTHORIZES AGENT TO SET OFF AND APPLY ANY AND ALL AMOUNTS AT ANY TIME OWING TO SUCH LENDER UNDER ANY LOAN DOCUMENT OR OTHERWISE PAYABLE BY AGENT TO THE LENDER FROM ANY OTHER SOURCE AGAINST ANY AMOUNT DUE TO AGENT UNDER THIS SECTION 4.06(E).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 4.06, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.06(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(1)    any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(a)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(b)    executed originals of IRS Form W-8ECI;
(c)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(d)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(3)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(4)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4),

“FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.06 (including by the payment of additional amounts pursuant to this Section 4.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.06(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.06(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.06(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 4.06 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Article V.
CAPITAL ADEQUACY AND ADDITIONAL COSTS
Section 5.01    Additional Costs.
(a)    LIBOR Regulations, etc. If any Regulatory Change shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Adjusted Rate) or Issuing Bank;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. If any Lender requests compensation from Borrower under this Section 5.01(a), Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).
(b)    Capital Adequacy. If any Lender or Issuing Bank determines that any Regulatory Change affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies Borrower of the Regulatory Change giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 5.02    Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Adjusted Rate for any Interest Period:
(a)    Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR Adjusted Rate” in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or
(b)    Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of “LIBOR Adjusted Rate” in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans;
then Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.
Section 5.03    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender’s obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).
Section 5.04    Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 (“Affected Loans”), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(a) or Section 5.03 has occurred and such Lender so requests by notice to Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans.
Section 5.05    Compensation. Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:
(a)    any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c). Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).
Section 5.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.01, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 4.06, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.06(a), is subject to restrictions based on Section 5.03, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 4.06) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    Borrower shall have paid to Agent the assignment fee (if any) specified in Section 12.06;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit that have not yet been reimbursed, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 4.06, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Governmental Requirements; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
Article VI.
CONDITIONS PRECEDENT
Section 6.01    Initial Funding. The amendment and restatement of the Existing ESTE Credit Agreement and the Existing BE Credit Agreement and the obligation of the Lenders under this Agreement are subject to the receipt by Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by Agent of the following documents (in sufficient original counterparts, other than the Notes, for each Lender) and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to Agent in form and substance:
(a)    A certificate of a Responsible Officer of Borrower setting forth (i) resolutions of its board of directors, members, managers or other governing body, as applicable, with respect to the authorization of Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the Charter Documents of Borrower, certified as being true and complete. Agent and the Lenders may conclusively rely on such certificate until Agent receives notice in writing from Borrower to the contrary.
(b)    A certificate of a Responsible Officer of each Guarantor setting forth (i) resolutions of its board of directors, members, managers or other governing body, as applicable, with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the Charter Documents of such Guarantor, certified as being true and complete. Agent and the Lenders may conclusively rely on such certificate until Agent receives notice in writing from such Guarantor to the contrary.

(c)    Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of Borrower and each Guarantor.
(d)    A Compliance Certificate duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding and the Closing Financial Statements.
(e)    A certificate duly and properly executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, attesting to the Solvency of the Loan Parties immediately after giving effect to the Transactions.
(f)    This Agreement, the Notes, and the Security Instruments (including those described on Exhibit D), each duly completed and executed and, if applicable, in sufficient number of counterparts for recording.
(g)    The (i) certificates representing Capital Securities pledged pursuant to the Pledge and Security Agreement, together with an undated transfer power for each such certificate executed in blank by the pledgor thereof and (ii) promissory notes (if any) pledged to Agent pursuant to the Pledge and Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(h)    Favorable opinions of Barry Conge Harris LLP, counsel to Borrower and the Guarantors and special Oklahoma counsel to Borrower and the Guarantors, Crowley Fleck PLLP, special North Dakota counsel to Borrower and the Guarantors, and Loren J. O’Toole II, Esq., special Montana counsel to Borrower and the Guarantors, in form and substance satisfactory to Agent, as to such matters incident to the transactions herein contemplated as Agent may reasonably request.
(i)    A certificate of insurance coverage of Borrower and the Guarantors evidencing that Borrower and the Guarantors are carrying insurance in accordance with Section 7.18.
(j)    Letters-in-Lieu executed in blank by Borrower and the Guarantors.
(k)    The Fee Letter, duly executed.
(l)    Agent shall have received all appropriate evidence required by Agent necessary to determine that Agent (for its benefit and the benefit of the Beneficiaries) shall have (i) an Acceptable Security Interest in the Collateral (other than Oil and Gas Properties) and (ii) a perfected first priority Lien (subject only to Excepted Liens) on ninety percent (90%) of the value of the Oil and Gas Properties evaluated by the Reserve Report delivered on or prior to the Closing Date that are Proven Reserves (provided that when calculating “Proven Reserves” for the purposes of this Section 6.01(l), Borrower may exclude any Oil and Gas Properties subject to the BTA Development Agreement that are PUD Reserves and have not yet been earned pursuant to the terms of the BTA Development Agreement so long as BO has granted a perfected first priority Lien (subject only to Excepted Liens) in the BTA Development Agreement to Agent for the benefit of the Beneficiaries)), subject in each case to proper recording thereof.
(m)    Title information in form and substance reasonably acceptable to Agent covering enough of the Mortgaged Properties evaluated by the Reserve Report delivered on or prior to the Closing Date, so that Agent shall have received together with title information previously delivered to Agent, satisfactory title information on at least eighty percent (80%) of the value of the Oil and

Gas Properties evaluated in the most recent Reserve Report that are Proven Reserves (provided that when calculating “Proven Reserves” for the purposes of this Section 6.01(m), Borrower may exclude any Oil and Gas Properties subject to the BTA Development Agreement that are PUD Reserves and have not yet been earned pursuant to the terms of the BTA Development Agreement so long as BO has granted a perfected first priority Lien (subject only to Excepted Liens) in the BTA Development Agreement to Agent for the benefit of the Beneficiaries).
(n)    Agent shall be satisfied that the “Obligations” (as defined in the Existing ESTE Credit Agreement) and the “Indebtedness” (as defined in the Existing BE Credit Agreement) shall be refinanced in full (or assigned in full to Agent), all commitments (if any) in respect thereof shall have been terminated and all Liens under the Existing ESTE Credit Agreement Security Instruments that secure the “Obligations” (as defined in the Existing ESTE Credit Agreement) and all Liens under the Existing BE Credit Agreement Security Instruments that secure the “Indebtedness” (as defined in the Existing BE Credit Agreement) shall have been assigned to Agent, and Agent shall have received evidence of such refinancing, and assignments of liens and security interests assigning such Liens, all in form and substance satisfactory to Agent.
(o)    Agent shall have received evidence, reasonably satisfactory to Agent, that the Bold Agreement has been consummated pursuant to the terms thereof and that Borrower’s and the Guarantors’ corporate structure is as reflected on Schedule 6.01.
(p)    Agent shall have received evidence, reasonably satisfactory to Agent, that (i) LUSA has assigned all of its Oil and Gas Properties to LUO on terms and conditions reasonably satisfactory to Agent and (ii) ESTE has assigned all of its Oil and Gas Properties to ELP on terms and conditions reasonably satisfactory to Agent.
(q)    Agent shall be satisfied with the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of Borrower and each Guarantor that is Collateral in all applicable jurisdictions.
(r)    Agent shall be satisfied with the ownership, management, capital and corporate, organization, tax and legal structure of Borrower and the Guarantors.
(s)    Within five (5) Business days prior to the Closing Date, Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.
(t)    Such other documents as Agent or any Lender or special counsel to Agent may reasonably request.
Section 6.02    Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans (including the obligation of Swing Line Lender to make Swing Line Loans) to Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of Borrower (including the Initial Funding) is subject to Agent receiving an executed Borrowing, Continuation and Conversion Request, request for issuance, renewal, extension or reissuance of a Letter of Credit or Swing Line Loan Notice, as applicable, and the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

(a)    no Default shall exist;
(b)    no Material Adverse Effect shall have occurred; and
(c)    the representations and warranties made by Borrower in Article VII and by Borrower and the Guarantors in the other Loan Documents to which they are a party shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.
Each Borrowing, Continuation and Conversion Request, request for issuance, renewal, extension or reissuance of a Letter of Credit or Swing Line Loan Notice by Borrower hereunder shall constitute a certification by Borrower that the statements set forth in Section 6.02(a), (b) and (c) are true (both as of the date of such notice and, unless Borrower otherwise notifies Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).
Section 6.03    Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.
Section 6.04    No Waiver. No waiver of any condition precedent shall preclude Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of Borrower to satisfy such condition precedent constitutes a Default.
Article VII.
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02 and on the date of each delivery of a Compliance Certificate):
Section 7.01    Corporate Existence. Borrower and each Subsidiary: (i) is duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.
Section 7.02    Financial Condition. The Closing Financial Statements, as of the Closing Date, are complete and correct and fairly present in all material respects the consolidated financial condition of Borrower and its Consolidated Subsidiaries. None of Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Closing Financial Statements or in Schedule 7.02. Since the date of the Closing Financial Statements, there has been no change or event having a Material Adverse Effect. Since the date of the Closing Financial Statements, neither the business nor the Properties of Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.
Section 7.03    Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary which involves the reasonable possibility of any judgment or liability against Borrower or any Subsidiary that is not fully covered by insurance (except for normal deductibles) or that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 7.04    No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions thereof, will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective Charter Documents of Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.
Section 7.05    Authority. Borrower and each Subsidiary have all necessary entity power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary entity action on its part; and the Loan Documents constitute the legal, valid and binding obligations of Borrower and each Subsidiary party thereto, enforceable in accordance with their terms.
Section 7.06    Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by Borrower or any Subsidiary of the Loan Documents, or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.
Section 7.07    Use of Loans. The proceeds of the Loans shall be used (a) for issuance of Letters of Credit, (b) to pay fees and expenses related to the Transactions, (c) for the refinancing of the “Obligations” (as defined in the Existing ESTE Credit Agreement) and the “Indebtedness” (as defined in the Existing BE Credit Agreement) contemplated by Section 6.01(n), (d) to fund the acquisition and development of Oil and Gas Properties and (e) to fund working capital, capital expenditures and for other general corporate purposes. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock. Borrower will not request any Loan or Letter of Credit, and Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time, or any other law, rule, or regulation of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 7.08    ERISA.
(a)    Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
(b)    Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
(c)    No act, omission or transaction has occurred which could result in imposition on Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
(d)    No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.
(e)    Full payment when due has been made of all amounts which Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.
(f)    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” has the meaning specified in section 4041 of ERISA.
(g)    None of Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
(h)    None of Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.
(i)    None of Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.09    Taxes. Except as set out in Schedule 7.09, Borrower and each of its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Borrower, adequate. No tax lien has been filed and, to the knowledge of Borrower, no claim is being asserted with respect to any such tax, fee or other charge.
Section 7.10    Titles, Etc.
(a)    Except as set out in Schedule 7.10, Borrower and each of its Subsidiaries has good and defensible title to its Hydrocarbon Interests and good and defensible title to all other material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, Borrower (or a Subsidiary of Borrower) owns the working interests and net revenue interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered or updated Reserve Report, and the ownership of such Properties shall not in any material respect obligate Borrower (or its Subsidiary) to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.
(b)    All leases and agreements necessary for the conduct of the business of Borrower and its Subsidiaries are valid and subsisting, in full force and effect and, to the knowledge of Borrower, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of Borrower and its Subsidiaries.
(c)    The rights, Properties and other assets presently owned, leased or licensed by Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.
(d)    All of the assets and Properties of Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.
(e)    There are no outstanding preferential rights or consents to assign affecting Borrower or any Subsidiary’s Oil and Gas Properties that would impair, inhibit or prevent Borrower or any Subsidiary from freely granting security interests therein or any lienholder from exercising remedies, including any judicial or private foreclosure sale or deed-in-lieu of such sale and transfer to third parties.
Section 7.11    No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to Agent and the Lenders (or any of them) by Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to Agent by or on behalf of Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.
Section 7.12    Investment Company Act. Except as set forth herein, neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940 (the “ICA”), as amended, provided that Borrower and its Subsidiaries are within the definition set forth in Section 2(a)(36) of the ICA, and exempted pursuant to Section 3(a)(9) of the ICA.
Section 7.13    Subsidiaries. Except as set forth on Schedule 7.14, Borrower has no Subsidiaries.
Section 7.14    Location of Business and Offices; Tax Identification and Organizational Identification Numbers. Borrower’s principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary and each Guarantor are located at the addresses stated on Schedule 7.14. The tax identification number, organizational identification number and state of formation for Borrower, each Subsidiary and each Guarantor are set forth on Schedule 7.14.
Section 7.15    Defaults. Neither Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.
Section 7.16    Environmental Matters. Except (i) as provided in Schedule 7.16 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):
(a)    Neither any Property of Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;
(b)    Without limitation of clause (a) above, no Property of Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;
(c)    All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Borrower and each Subsidiary, including without limitation past (during Borrower’s ownership of such Properties and, to Borrower’s knowledge, during any prior owner’s ownership) or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)    All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any Subsidiary have in the past (during Borrower’s ownership of such Properties and, to Borrower’s knowledge, during any prior owners ownership) been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;
(e)    Borrower has taken all steps reasonably necessary to determine, and has determined, that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;
(f)    To the extent applicable, all Property of Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by the OPA during the term of this Agreement, and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and
(g)    Neither Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.
Section 7.17    Compliance with the Law. Neither Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).
Section 7.18    Insurance. Schedule 7.18 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by Borrower and each Subsidiary. As of the Closing Date, all such policies are in full force and effect, all premiums with respect thereto then due covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.18 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.18 identifies all material risks, if any, which Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self-insured. Neither Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.
Section 7.19    Hedging Agreements. Schedule 7.19 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.
Section 7.20    Restriction on Liens. Neither Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than the Loan Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.
Section 7.21    Material Agreements. Set forth on Schedule 7.21 hereto is a complete and correct list of all material agreements, leases (other than Hydrocarbon Interests), indentures, purchase agreements, letters of credit, guarantees, joint venture agreements and other agreements and contracts in effect or to be in effect on the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of Borrower or any of its Subsidiaries, and all obligations of Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of Borrower or any such Subsidiary.
Section 7.22    Solvency. Borrower and its Subsidiaries are Solvent.
Section 7.23    Gas Imbalances. Except as set forth on Schedule 7.23 or on the most recently delivered Reserve Report Certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to Borrower’s or any Subsidiary’s Oil and Gas Properties which would require Borrower or a Subsidiary to deliver, in the aggregate, two percent (2%) or more of the monthly production from Hydrocarbons produced from Borrower’s or such Subsidiary’s Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
Section 7.24    Improved Real Estate. There is no “Building” (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the lands covered by the Mortgaged Property that are critical to the operations of any Mortgaged Property for the exploration and production of oil and gas.

Section 7.25    Anti-Terrorism; Anti-Money Laundering; FCPA. Neither Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person, (b) has its assets located in a Sanctioned Person, or (c) derives revenues from investments in, or transactions with Sanctioned Persons. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. Neither Borrower nor any of its Subsidiaries or, to their knowledge, any of their Related Parties (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (b) is in violation of (i) the Trading with the Enemy Act, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (iii) the PATRIOT Act (collectively, the “Anti-Terrorism Laws”) or (c) is a Sanctioned Person or currently the subject or target of any Sanctions. No part of the proceeds of any Loan or Letter of Credit hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, Agent, Issuing Bank or Swing Line Lender) of any Anti-Terrorism Laws, or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time (the “FCPA”).
Section 7.26    Swap Agreements.
(a)    The rate, asset, liability or other notional item underlying any Specified Swap Agreement regarding an interest or monetary rate, or foreign exchange swap, entered into or executed in connection with this Agreement is, or is directly related to, a financial term hereof;
(b)    The aggregate notional amount of all Swap Agreements entered into or executed by Borrower or any Subsidiary in connection with the financial terms of this Agreement, will not at any time exceed the aggregate principal amount outstanding hereunder, as such amounts may be determined or calculated contemporaneously from time to time during and throughout the term of this Agreement;
(c)    the purpose of any Swap Agreements in respect of any commodity entered into or executed in connection with this Agreement is to hedge commodity price risks incidental to Borrower’s and its Subsidiaries’ business and arising from potential changes in the price of such commodity; and
(d)    each Swap Agreement entered into or executed in connection with this Agreement mitigates against the risk of repayment hereof and is not for the purpose of speculation.
For purposes of this Section 7.26, the term “financial term” shall include, without limitation, the duration or term of this Agreement, rate of interest, the currency or currencies in which the Loan is made and its principal amount.
Section 7.27    EEA Financial Institution. No Loan Party is an EEA Financial Institution.
Article VIII.
AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by Borrower hereunder:
Section 8.01    Reporting Requirements. Borrower shall deliver, or shall cause to be delivered, to Agent with sufficient copies of each for the Lenders:
(a)    Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of ESTE, commencing with the fiscal year ending December 31, 2017, the audited consolidated statements of income, equity and cash flows of ESTE and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheets of ESTE and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to Agent which opinion shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of ESTE and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a “going concern” or like qualification or exception; provided, that (i) in the event an Unrestricted Subsidiary existed during such fiscal year and was consolidated in ESTE’s financial statements, the annual financial statements shall also include unaudited consolidating statements of income, equity and cash flows and balance sheets, (ii) the financial statements of ESTE shall consolidate one hundred percent (100%) of the interest of Borrower and its Consolidated Subsidiaries (including the interest of Bold Energy Holdings, LLC in Borrower and its Consolidated Subsidiaries), (iii) LEC and LUSA shall not have any assets or liabilities other than (x) LEC’s interest in LUSA and (y) LUSA’s interest in Borrower, and (iv) ESTE shall not have any assets or liabilities other than (x) ESTE’s interest in LEC, (y) ESTE’s interest in Borrower and (z) cash balances for the purposes of tax distributions that are made in compliance with this Agreement.
(b)    Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarterly period (excluding the fiscal quarterly period ending on December 31) of each fiscal year of ESTE, commencing with the fiscal quarterly period ending September 30, 2017, consolidated statements of income, equity and cash flows of ESTE and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of ESTE and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments); provided, that (i) in the event an Unrestricted Subsidiary existed during such fiscal quarterly period and was consolidated in ESTE’s financial statements, the quarterly financial statements shall also include consolidating statements of income, equity and cash flows and balance sheets, (ii) the financial statements of ESTE shall consolidate one hundred percent (100%) of the interest of Borrower and its Consolidated Subsidiaries (including the interest of Bold Energy Holdings, LLC in Borrower and its Consolidated Subsidiaries), (iii) LEC and LUSA shall not have any assets or liabilities other than (x) LEC’s interest in LUSA and (y) LUSA’s interest in Borrower, and (iv) ESTE shall not have any assets or liabilities other than (x) ESTE’s interest in LEC, (y)

ESTE’s interest in Borrower and (z) cash balances for the purposes of tax distributions that are made in compliance with this Agreement.
(c)    Compliance Certificate. At the time each set of financial statements pursuant to Sections 8.01(a) or (b) above is furnished, a Compliance Certificate executed by a Responsible Officer, which among other things, (i) certifies as to the matters set forth therein and states that no Default exists (or, if any Default exists, describing the same in reasonable detail), and (ii) sets forth in reasonable detail the computations necessary to determine whether Borrower is in compliance with Section 9.12 as of the end of the respective fiscal quarter or fiscal year.
(d)    Notice of Default, Etc. Promptly after Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action Borrower proposes to take with respect thereto. Promptly after Borrower knows that any “default” or any “event of default” has occurred under any document or agreement for Subordinated Debt, a notice of such occurrence, describing the same in reasonable detail and the action Borrower proposes to take with respect thereto.
(e)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower and its Subsidiaries, and a copy of any response by Borrower or any Subsidiary of Borrower, or the Board of Directors of Borrower or any Subsidiary of Borrower, to such letter or report.
(f)    Hedging Agreements, Gas Imbalances, and Property Reports. Upon request of Agent (on its own behalf or at the instruction of the Majority Lenders), within 15 days after the last day of the fiscal quarter in which Agent makes such request, a report certified as true and complete in all material respects by a Responsible Officer, in form and substance satisfactory to Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement. As soon as available and in any event within 60 days after the last day of each calendar quarter, a report certified as true and complete in all material respects by a Responsible Officer, in form and substance satisfactory to Agent, (i) certifying that except as set forth thereon, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of Borrower and any Subsidiary which would require Borrower or such Subsidiary to deliver Hydrocarbons produced from such Oil and Gas Properties at some time in the future without then or thereafter receiving full payment therefor, and (ii) setting forth a list of any Oil and Gas Properties acquired and any oil or gas wells drilled or brought on line not reflected in a previous report.
(g)    Production Reports, Etc. Upon request by Agent, as soon as available but in any event within fifteen days following such request, Borrower shall furnish to Agent reports certified as true and complete in all material respects by a Responsible Officer, regarding the most recently available monthly production and general and administrative cost summaries by lease for its Oil and Gas Properties, in form and substance satisfactory to Agent, which reports shall include (i) quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to Borrower’s accounts in such period, (ii) the name, address, telephone and facsimile numbers, e-mail address (if available) and contact individual for each Purchaser, and (iii) such other information with respect thereto as Agent or the Lenders may require.
(h)    Reserve Report Certificate. Concurrent with delivery of each Reserve Report furnished pursuant to Section 8.07, a completed Reserve Report Certificate, duly executed by a Responsible Officer.
(i)    Tax Returns. As soon as available and in any event within 15 days after the filing of any tax return or any other filing with a taxing authority, of Borrower, any Guarantor or any Subsidiary, a copy of such filed tax return, together with all exhibits and attachments thereto.
(j)    Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement (including any agreement relating to Subordinated Debt), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(k)    Material Agreements. Upon request, Borrower shall deliver to Agent and the Lenders a complete and correct list of all material agreements and other instruments of Borrower and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 10% of the sales of Borrower and its Subsidiaries during Borrower’s current fiscal year. Upon request, Borrower shall deliver to Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase and sale agreements, letters of credit, guarantees, joint venture agreements, purchase agreements or other contracts or instruments described in Section 7.21, including any modifications or supplements thereto, as in effect on the Closing Date. Borrower will notify Agent of any amendment to the charter, by-laws, or other constituent documents in any manner of any Unrestricted Subsidiary.
(l)    Other Matters. From time to time such other information regarding the business, affairs or financial condition of Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or Agent may reasonably request.
Section 8.02    Litigation. Borrower shall promptly give to Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting Borrower or any Subsidiary and (ii) of any litigation or proceeding against or adversely affecting Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought, that, in the case of either (i) or (ii) above, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each of its Subsidiaries to, promptly notify Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of Borrower or any Subsidiary that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
Section 8.03    Maintenance, Etc.

(a)    Generally. Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges, licenses, franchises and other rights necessary to conduct its business; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or Agent (as the case may be).
(b)    Insurance. Borrower shall and shall cause each Subsidiary to keep, or cause to be kept, insured by financially sound and reputable insurers (having a minimum A.M. Best rating of A, size category VII) all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available, or as Agent may reasonably request. Borrower shall promptly obtain endorsements to such insurance policies naming “BOKF, NA dba Bank of Texas, as Agent for the Beneficiaries” as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 8.03(b) and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to Agent. Borrower will not, and will not permit any Subsidiary to, bring or keep any article on any business location of any Loan Party, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 8.03(b), or would otherwise be prohibited by the terms thereof. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect Borrower’s interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, to the fullest extent provided by law Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.
(c)    Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, Borrower will furnish or cause to be furnished to Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to Agent and, if requested, will furnish Agent and the Lenders copies of the applicable policies.

(d)    Oil and Gas Properties. Borrower will and will cause each Subsidiary to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of economically producing Hydrocarbons. Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, and (iii) do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions not prohibited by Section 9.13. Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in the manner of a prudent operator in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements. Borrower shall, and shall cause each Subsidiary to, subordinate in favor of Agent for the benefit of the Lenders any contractual or statutory Liens held by Borrower or such Subsidiary as co-working interest owner under joint operating agreements or similar contractual arrangements with respect to Borrower’s or such Subsidiary’s share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests jointly owned with others and operated by Borrower or any Subsidiary. BE and BO shall, in the event any other party defaults on or breaches any provision of the BTA Development Agreement, exercise any and all rights, powers and remedies of BE and BO with respect to such default or breach.
Section 8.04    Environmental Matters.
(a)    Establishment of Procedures. Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of Borrower and its Subsidiaries and the operations conducted thereon and other activities of Borrower and its Subsidiaries are in compliance with and materially do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.
(b)    Notice of Action. Borrower will promptly notify Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.
(c)    Future Acquisitions. Borrower will and will cause each Subsidiary to provide environmental audits and tests as reasonably requested by Agent and the Lenders (or as otherwise required to be obtained by Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.
Section 8.05    Further Assurances. Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement and any other Loan Document. Borrower, at its expense, will and will cause each Subsidiary to promptly execute and deliver to Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Borrower or any Subsidiary, as the case may be, in this Agreement and any other Loan Document, or to further evidence and more fully describe the Collateral intended as security for the Obligations or to correct any omissions in the Loan Documents, or to state more fully the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.
Section 8.06    Performance of Obligations. Borrower will pay the Notes according to the reading, tenor and effect thereof; and Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, at the time or times and in the manner specified.
Section 8.07    Engineering Reports.
(a)    Scheduled Redetermination. Not less than 30 days prior to each Scheduled Redetermination Date, Borrower shall furnish to Agent and the Lenders a Reserve Report. The March 1 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to Agent and the September 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding March 1 Reserve Report.
(b)    Unscheduled Redetermination. In the event of an unscheduled redetermination, Borrower shall furnish to Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Required Lenders, Agent or Borrower pursuant to Section 2.08(e)), Borrower shall provide as soon as possible, but in any event no later than 30 days following the receipt of the request by Agent, such Reserve Report with an “as of” date not more than 60 days prior to the anticipated date of redetermination or as otherwise required by the Required Lenders or Agent.
Section 8.08    Title Information Delivery.
(a)    Title Information. On or before the delivery to Agent and the Lenders of each Reserve Report required by Section 8.07(a), Borrower will deliver title information in form and substance reasonably acceptable to Agent covering enough of the Mortgaged Properties evaluated by such

Reserve Report that were not included in the immediately preceding Reserve Report, so that Agent shall have received together with title information previously delivered to Agent, satisfactory title information on at least (80%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report that are Proven Reserves (provided that when calculating “Proven Reserves” for the purposes of this Section 8.08(a), Borrower may exclude any Oil and Gas Properties subject to the BTA Development Agreement that are PUD Reserves and have not yet been earned pursuant to the terms of the BTA Development Agreement so long as BO has granted a perfected first priority Lien (subject only to Excepted Liens) in the BTA Development Agreement to Agent for the benefit of the Beneficiaries).
(b)    Cure of Title Defects. Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions, except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 60 days after a request by Agent or the Lenders to cure such defects or exceptions.
(c)    Failure to Cure Title Defects. If Borrower is unable to cure any title defect requested by Agent or the Lenders to be cured within the 60 day period or Borrower does not comply with the requirements in Section 8.08(a) to provide acceptable title information covering at least (80%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report that are Proven Reserves (subject to the proviso in the parenthetical at the end of Section 8.08(a)), such failure shall not be a Default or an Event of Default, but instead Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by Agent or the Lenders. To the extent that Agent or the Lenders are not satisfied with title to any Mortgaged Property after the time period in this Section 8.08(c) has elapsed, such unacceptable Mortgaged Property shall not count towards the minimum eighty percent (80%) requirement set forth in Section 8.08(a), and Agent may send a notice to Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Lenders to cause Borrower to be in compliance with the requirement set forth in Section 8.08(a) to provide acceptable title information on at least eighty percent (80%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report that are Proven Reserves). This new Borrowing Base shall become effective immediately after receipt of such notice.
Section 8.09    Collateral.
(a)    Collateral. The Obligations shall be secured by a perfected first priority Lien (subject only to Excepted Liens) granted to Agent for the benefit of the Beneficiaries in (i) all of Borrower’s and each Subsidiary’s rights, titles and interests, now owned or hereafter acquired, in any Oil and Gas Properties (and all contracts and any other rights related thereto), other than any Properties of de minimis value as determined by Agent in its sole discretion (provided, however, in no event shall such Lien cover less than ninety percent (90%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report that are Proven Reserves (provided that when calculating “Proven Reserves” for the purposes of this Section 8.09(a), Borrower may exclude any Oil and Gas Properties subject to the BTA Development Agreement that are PUD Reserves and have not yet been earned pursuant to the terms of the BTA Development Agreement so long as BO has granted a perfected first priority Lien (subject only to Excepted Liens) in the BTA Development Agreement to Agent for the benefit of the Beneficiaries)), (ii) all personal Property of Borrower and each Guarantor (including, without limitation, BO’s interest in the BTA Development Agreement), and (iii) all rights, titles and interests of the equity of all of the Capital Securities of Borrower and Borrower’s Subsidiaries, and any Subsidiaries created or acquired after the Closing Date.
(b)    Lien in Acquired Oil and Gas Properties. Should Borrower or any Subsidiary acquire any additional Oil and Gas Properties or additional interests in its existing Oil and Gas Properties, Borrower or such Subsidiary will grant to Agent as security for the Obligations a first priority Lien interest (subject only to Excepted Liens) on Borrower’s or such Subsidiary’s interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. BO will grant to Agent as security for the Obligations a first priority Lien interest (subject only to Excepted Liens) on BO interest in any Oil and Gas Properties earned pursuant to the terms of the BTA Development Agreement within ninety (90) days of BO earning such Oil and Gas Properties, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.
(c)    Title Information. Concurrently with the granting of the Lien or other action referred to in Subsection (b) of this Section, Borrower will provide, or cause to be provided, to Agent title information in form and substance satisfactory to Agent in its sole discretion with respect to Borrower’s or such Subsidiary’s interests in its Oil and Gas Properties.
(d)    New Subsidiaries Collateral. If, at any time, a new Subsidiary is acquired or created, Borrower shall, and, as applicable, shall cause such new Subsidiary to, contemporaneously with such acquisition or creation, (x) execute and deliver a Guaranty Agreement or a joinder to a Guaranty Agreement (y) pledge all of the Capital Securities of such new Subsidiary (including, without limitation, delivery of original certificates evidencing the Capital Securities of such new Subsidiary, together with an appropriate undated transfer power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (z) execute and deliver such other Loan Documents (including Security Instruments granting to Agent a valid, first priority (subject only to Excepted Liens) perfected Lien in the Properties of such new Subsidiary), certificates and legal opinions as Agent shall reasonably request. If, at any time, a new Unrestricted Subsidiary is acquired or created, Borrower shall, and, as applicable, shall cause such new Unrestricted Subsidiary to, contemporaneously with such acquisition or creation, (x) pledge all of the Capital Securities of such new Unrestricted Subsidiary (including, without limitation, delivery of original certificates evidencing the Capital Securities of such new Unrestricted Subsidiary, together with an appropriate undated transfer power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (y) execute and deliver such other Loan Documents (including Security Instruments granting to Agent a valid, first priority (subject only to Excepted Liens) perfected Lien in the Capital Securities of such new Unrestricted Subsidiary), certificates and legal opinions as Agent shall reasonably request.
(e)    Legal Opinions. Promptly after the filing of any new Security Instrument in any state, upon the reasonable request of Agent, Borrower will provide to Agent an opinion addressed to Agent for the benefit of the Lenders in form and substance satisfactory to Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms in legally sufficient form for such jurisdiction, and the means by which such Security Instrument will perfect the Lien created thereby.
Section 8.10    ERISA Information and Compliance. Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.
Section 8.11    Hedging Agreements. Borrower shall maintain Hedging Agreements, as may be reasonably required by the Majority Lenders, provided that such Hedging Agreements are permitted by Section 9.19 of this Agreement.
Section 8.12    Accounts. Borrower will and will cause each Subsidiary to maintain all deposit accounts and operating accounts with the Lenders, and Borrower and each Subsidiary will execute a Deposit Account Control Agreement with a grant in favor of Agent of all rights necessary to deposit, withdraw or otherwise manage and control all such accounts, subject to an Event of Default having occurred, in form and substance satisfactory to Agent. To the extent that Borrower or any Subsidiary has any Investment Accounts, Borrower or such Subsidiary shall obtain an executed Investment Account Control Agreement from each broker with respect to each such Investment Account.
Section 8.13    Keepwell (Commodity Exchange Act). Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the Guaranty Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under the Guaranty Agreement for the maximum amount of such liability that can be hereby incurred without rendering its obligations under the Guaranty Agreement, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under the Guaranty Agreement shall remain in full force and effect until discharged in accordance with this Agreement. Each Qualified ECP Guarantor intends that this Section 8.13 constitute, and this Section 8.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.14    FCPA; Etc. Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws, the FCPA, and all other laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Section 8.15    Designation of Senior Debt. Borrower shall, and shall cause each Subsidiary of Borrower to, designate all Obligations as “designated senior indebtedness” under any Subordinated Debt documents or agreements.

Article IX.
NEGATIVE COVENANTS
Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of the Loans hereunder, all interest thereon and all other amounts payable by Borrower hereunder:
Section 9.01    Debt. Neither Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:
(a)    the Notes or other Obligations or any guaranty of or suretyship arrangement for the Notes or other Obligations.
(b)    Debt of Borrower and its Subsidiaries existing on the Closing Date which is reflected in the Closing Financial Statements and is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof.
(c)    accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor.
(d)    Debt under capital leases or purchase money Debt, in each case for the acquisition of equipment (as required to be reported on the financial statements of Borrower pursuant to GAAP) not to exceed $3,500,000, in the aggregate.
(e)    Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.
(f)    Debt under Hedging Agreements that are required by the terms of Section 8.11 or not prohibited by the terms of Section 9.19; provided that (i) such Debt shall not be secured, other than such Debt owing to Approved Counterparties which are secured under the Loan Documents, and (ii) such Debt shall not contain any requirement, agreement or covenant for Borrower or any of the Guarantors to post collateral (including a letter of credit) or margin to secure their obligations under such Hedging Agreements or to cover market exposures; provided that, this clause (ii) shall not prevent an Approved Counterparty from requiring the obligations under its Hedging Agreements with any Loan Party to be secured by the Liens granted to Agent under the Security Instruments pursuant to such Security Instruments.
(g)    Debt under the NABORS Promissory Note in a principal amount not to exceed $3,772,954.17.
(h)    Subordinated Debt of Borrower and the guaranties given by Subsidiaries of Borrower with respect thereto; provided that, such Subordinated Debt does not exceed $100,000,000 in the aggregate.
(i)    other Debt not otherwise permitted under this Section 9.01 in an aggregate principal amount not to exceed $3,500,000 at any time.
Section 9.02    Liens. Neither Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens securing the payment of any Obligations.
(b)    Excepted Liens.
(c)    Liens securing capital leases or purchase money Debt allowed under Section 9.01(d), but only on the Property under lease or acquired with such Debt.
(d)    Liens disclosed on Schedule 9.02.
(e)    Liens on cash or securities of Borrower or any Subsidiary securing the Debt described in Section 9.01(e).
(f)    Liens on cash or securities of Borrower or any Subsidiary posted as margin in connection with investments allowed under Section 9.01(c), 9.01(d) or 9.01(e).
(g)    Liens securing Subordinated Debt that is term Debt so long as (i) the creation, incurrence, assumption or existence of such Liens is permitted under an Intercreditor Agreement pertaining to such Subordinated Debt and (ii) such Subordinated Debt is permitted under Section 9.01(h) above.
Section 9.03    Investments, Loans and Advances. Neither Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:
(a)    investments, loans or advances reflected in the Closing Financial Statements and which are disclosed to the Lenders in Schedule 9.03.
(b)    accounts receivable arising in the ordinary course of business.
(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.
(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than an investment grade rating (A-3 by Standard & Poor’s Corporation, P-3 Moody’s Investors Service, Inc. or F-3 Fitch Ratings, Inc.), as such rating is set forth from time, to time, by at least two of the following rating agencies: Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or Fitch Ratings, Inc.
(f)    deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e).
(g)    investments by Borrower and its Subsidiaries in direct ownership interests in additional Oil and Gas Properties.
(h)    investments in Subsidiaries, subject to compliance with Section 8.09(d).
(i)    investments in Unrestricted Subsidiaries engaged exclusively in oil and gas exploration, development, production, processing and related activities in an aggregate amount not to exceed $5,000,000.
Section 9.04    Dividends, Distributions and Redemptions. Neither Borrower nor any of its Subsidiaries will declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its Capital Securities now or hereafter outstanding, return any capital to its partners, shareholders or other holders of equity interests or make any distribution of its assets to its partners, shareholders or other holders of equity interests (collectively, “Restricted Payments”) except:
(a)    any Subsidiary of Borrower may declare and pay or make a Restricted Payments to Borrower or any Guarantor.
(b)    Borrower or any of its Subsidiaries may declare and pay or make Restricted Payments that are payable solely in additional shares of its Capital Securities (or warrants, options or other rights to acquire additional shares of its Capital Securities) or shares of Capital Securities of ESTE.
(c)    cash distributions payable by Borrower to the holders of Borrower’s Capital Securities (individually, a “Holder”) to fund Permitted Tax Distributions during the 45-day period following the end of a fiscal quarter, provided no Default then exists. For purposes of this Section 9.04(c), “Permitted Tax Distribution” means a cash distribution to a Holder, calculated with respect to the fiscal quarter most recently ended, equal to the product of the Holder’s maximum combined effective income rate then in effect for such fiscal quarter (such combination of U.S. and Canadian federal, state, local or provincial effective tax rates hereinafter, the “Rate”) times such Holder’s estimated share of the taxable income (ordinary income and capital gain) of the Borrower (“Taxable Income”) for the entire taxable year to date, including such fiscal quarter. The Permitted Tax Distribution for such fiscal quarter shall take into account, and be without duplication of, the prior quarterly Permitted Tax Distributions for such fiscal year made to such Holder. To the extent a Holder’s actual taxable income as reported for any fiscal year exceeds the sum of the foregoing quarterly estimates for such year, then, provided no Default then exists, Borrower shall be entitled to make additional Permitted Tax Distributions to such Holder, calculated in the manner provided above, based on the actual allocations of Taxable Income to such Holder for such fiscal year and the Rate. If the Holder is a pass-through entity, the Rate shall be calculated using the Rate of the Holder’s owners.
(d)    cash distributions payable by Borrower to the holders of Borrower’s Disqualified Capital Securities, provided (i) no such Restricted Payment shall exceed the cash amount required to be paid pursuant to the documents and agreements governing such Disqualified Capital Securities (for the avoidance of doubt, this clause (i) does not require Borrower to elect a payment in kind option for payment of distributions when such option is available), (ii) both before and after giving effect to the making of such Restricted Payment, no Default exists, (iii) both before and after giving effect to the making of such Restricted Payment, the pro forma Leverage Ratio shall be less than 3.00 to 1.00, and (iv) both before and after giving effect to the making of such Restricted Payment, the Borrowing Base Utilization is less than eighty-five percent (85%).
(e)    cash distributions payable by Borrower to the holders of Borrower’s Preferred Equity provided (i) no such Restricted Payment shall exceed the cash amount required to be paid pursuant to the documents and agreements governing such Preferred Equity (for the avoidance of doubt, this clause (i) does not require Borrower to elect a payment in kind option for payment of distributions when such option is available), (ii) both before and after giving effect to the making of such Restricted Payment, no Default exists, (iii) both before and after giving effect to the making of such Restricted Payment, the pro forma Leverage Ratio shall be less than 3.00 to 1.00, and (iv) both before and after giving effect to the making of such Restricted Payment, the Borrowing Base Utilization is less than eighty-five percent (85%).
Section 9.05    Sales and Leasebacks. Neither Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.
Section 9.06    Nature of Business. Neither Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company owning and operating Oil and Gas Properties located in the United States of America.
Section 9.07    Limitation on Leases. Neither Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding capital leases covered by Section 9.01(b), and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.
Section 9.08    Mergers, Etc.. Neither Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except (a) Borrower may merge into or consolidate with any other Person provided that Borrower is the surviving entity and no Default exists or would result therefrom and (b) Borrower and any Subsidiary may merge or consolidate, or sell, lease or otherwise dispose of all or substantially all of its property with Borrower or any other Subsidiary.
Section 9.09    Proceeds of Notes; Letters of Credit. Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
Section 9.10    ERISA Compliance. Borrower will not at any time:
(a)    Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;
(b)    Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;
(c)    Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;
(d)    Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;
(e)    Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” has the meaning specified in section 4041 of ERISA;
(f)    Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;
(g)    Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h)    Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;
(i)    Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or
(j)    Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 40.1(a)(29) of the Code.
Section 9.11    Sale or Discount of Receivables. Neither Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.12    Financial Covenants.
(a)    Current Ratio. Borrower will not permit its ratio of (i) consolidated current assets (including the unused Aggregate Commitments) to (ii) consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.0 to 1.0 at any time. As used in this Section, “consolidated current assets” means assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, but excluding non-cash assets under FASB ASC 815, and “consolidated current liabilities” means liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries, but excluding non-cash obligations under FASB ASC 815.
(b)    Leverage Ratio. Borrower will not permit its Leverage Ratio at any time (calculated quarterly at the end of each fiscal quarter, starting with the quarter ending September 30, 2017) to be greater than 4.0 to 1.0. For the purposes of this Section, “Leverage Ratio” means the ratio of (i) the aggregate Debt of Borrower and its Consolidated Subsidiaries as at the last day of the fiscal quarter (excluding any Debt from obligations relating to non-cash losses under FASB ASC 815 as a result of changes in the fair market value of derivatives) to (ii) the product of EBITDAX for such fiscal quarter multiplied by 4.
Section 9.13    Sale of Properties. Borrower will not, and will not permit any Subsidiary to Transfer any Oil and Gas Property or any interest in any Oil and Gas Property, except for (a) cash sales of Hydrocarbons in the ordinary course of business and (b) sales of Oil and Gas Properties; provided that (i) if the value of any such sale, when aggregated with the value of all other such sales since the most recent redetermination of the Borrowing Base pursuant to Section 2.08(d), exceeds 5% of the value of the PDP Reserves in the Borrowing Base then in effect, the Borrowing Base shall automatically be reduced by the value assigned to such Oil and Gas Properties in the Borrowing Base (as such values appear in Agent’s records from such most recent redetermination of the Borrowing Base), (ii) the Borrower makes all applicable corresponding prepayments required by Section 2.07(b)(iv), (iii) no Default exists or would result therefrom and (iv) the cash or other Oil and Gas Properties received as consideration for any such sale is equal to or greater than the fair market value of the Oil and Gas Properties Transferred in connection with such sale. Borrower shall provide Agent with at least 10 Business Days prior written notice of any proposed Transfer described in Section 9.13(b).

Section 9.14    Environmental Matters. Neither Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.
Section 9.15    Transactions with Affiliates. Except as set out in Schedule 9.15, neither Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
Section 9.16    Subsidiaries. Borrower shall not and shall not permit any Subsidiary to sell or to issue any Capital Securities of any Subsidiary, except to Borrower or any Guarantor and except in compliance with Section 9.03. Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries, unless (a) the creation of such Subsidiary is in preparation for the acquisition of Oil and Gas Properties and (b) Borrower shall have notified Agent in writing fifteen (15) days prior to the creation of such Subsidiary and provided Agent with any information reasonably requested by Agent and the Lenders (through Agent) concerning such Subsidiary or acquisition. Any Subsidiary so created shall be a U.S. Person and immediately upon its being created or acquired shall enter into the requisite agreements as provided in Section 8.09(d). Borrower shall not and shall cause its Subsidiaries to not permit any Unrestricted Subsidiary to sell or to issue any Capital Securities of such Unrestricted Subsidiary, except to Borrower or any Guarantor and except in compliance with Section 9.03. Borrower shall not, and shall not permit any Subsidiary to, create any additional Unrestricted Subsidiaries, unless Borrower shall have notified Agent in writing fifteen (15) days prior to the creation of such Unrestricted Subsidiary and provided Agent with any information reasonably requested by Agent and the Lenders (through Agent) concerning such Unrestricted Subsidiary. Any Unrestricted Subsidiary so created shall be a U.S. Person. Borrower shall not and shall not permit any Subsidiary to create any Unrestricted Subsidiary, except to the extent (i) the ownership interest of Borrower or its Subsidiary in such Unrestricted Subsidiary is pledged as provided in Section 8.09(d), (ii) such Unrestricted Subsidiary does not incur, create, assume, or permit to exist any Recourse Debt, (iii) neither Borrower nor any of its Subsidiaries provides any credit support for any obligation (contingent or otherwise) of such Unrestricted Subsidiary, (iv) neither Borrower nor any of its Subsidiaries have any direct or indirect obligation to maintain or preserve the financial condition of such Unrestricted Subsidiary or cause such Unrestricted Subsidiary to achieve any specified level of operating results, and (v) such Unrestricted Subsidiary does not own any equity interest in Borrower or any of its Subsidiaries or hold any obligation of, or Lien on the property of, Borrower or any of its Subsidiaries. Borrower shall not re-designate any Subsidiary as an Unrestricted Subsidiary.
Section 9.17    Negative Pledge Agreements. Neither Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than (x) the Loan Documents and (y) documents and agreements relating to Subordinated Debt, to the extent permitted by the Intercreditor Agreement pertaining to such Subordinated Debt) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to Borrower, or which requires the consent of or notice to other Persons in connection therewith.
Section 9.18    Gas Imbalances, Take-or-Pay or Other Prepayments. Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of Borrower or any Guarantor which would require Borrower or any Guarantor to deliver in the aggregate two percent

(2%) or more of their Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
Section 9.19    Hedging Agreements.
(a)    Neither Borrower nor any Subsidiary will enter into any Hedging Agreements with any Person other than:
(i)    Hedging Agreements with an Approved Counterparty that is, at the time such Hedging Agreement is entered into, a Lender or an Affiliate of a Lender (other than a Defaulting Lender or an Affiliate of a Defaulting Lender) or a Permitted Unsecured Counterparty. At no time will Borrower or any Subsidiary hedge (1) for months 1 through 24, more than 85% of anticipated monthly production from its Proven Reserves and (2) for months 25 through 60, more than 75% of anticipated monthly production from its Proven Reserves.
(ii)    Hedging Agreements with an Approved Counterparty that is, at the time such Hedging Agreement is entered into, a Lender or an Affiliate of a Lender (other than a Defaulting Lender or an Affiliate of a Defaulting Lender) or a Permitted Unsecured Counterparty; pertaining to Oil and Gas Properties to be acquired pursuant to a Proposed Acquisition provided that, Hedging Agreements entered into pursuant to this Section 9.19(a)(ii) must be liquidated, terminated or otherwise monetized on or prior to the 10th Business Day following the earlier to occur of: (1) the date that is ninety (90) days after the initial execution of the letter of intent, purchase and sale agreement or similar definitive agreement related to such Proposed Acquisition to the extent that such Proposed Acquisition has not been consummated by such date (or such later date as agreed to by the Agent in its sole discretion), and (2) the date on which Borrower or any Subsidiary knows with reasonable certainty that the Proposed Acquisition will not be consummated, provided, further, that (x) such Hedging Agreements entered into pursuant to this Section 9.19(a)(ii) shall not, in any case, have a tenor of greater than thirty-six (36) months (such tenor to be calculated as of the first day of the first calendar month commencing after any such Hedging Agreement trade or transaction is entered into), (y) at no time will the Hedging Agreements pertaining to Oil and Gas Properties to be acquired pursuant to a Proposed Acquisition hedge more than 75% of anticipated monthly production from Proven Reserves from such to be acquired Oil and Gas Properties and (z) Borrower and its Subsidiaries shall at all times from the date such Hedging Agreements pursuant to this Section 9.19(a)(ii) are entered into until the earlier of the date the Proposed Acquisition is consummated and the date Borrower or such Subsidiary liquidates, terminates or otherwise monetizes such Hedging Agreements maintain cash, cash equivalents and unused Aggregate Commitments sufficient to pay for its liquidation, termination or monetization liabilities with respect to such Hedging Agreements.
(b)    Borrower shall not modify any trade or confirmation under a Hedging Agreement in any material respect to the extent it adversely affects the then-current Borrowing Base or terminate any Hedging Agreements to which it is currently a party or subsequently becomes a party without the consent of Agent and Majority Lenders, provided however that Borrower may terminate any such Hedging Agreements without such consent if:

(i)    such terminated Hedging Agreement is replaced by a Hedging Agreement on terms which do not materially adversely affect the then-current Borrowing Base; or
(ii)    such terminated Hedging Agreement was with a party who ceases to be a Lender (or Lender Affiliate) and was terminated in connection with the assignment, amendment or other transaction pursuant to which such party ceases to be a Lender or a Lender Affiliate provided that in such event the Borrowing Base may be redetermined upon request by Agent and the Majority Lenders (in which case such redetermination shall not count as an unscheduled redetermination under Section 2.08(e)).
(c)    Neither Borrower nor any Subsidiary will (i) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Agreement for speculative purposes or (ii) enter into any Hedging Agreement for reasons other than as a part of its normal business operations as a risk management strategy to hedge against changes resulting from market conditions related to its operations.
Section 9.20    No Recourse Debt. Neither Borrower nor any Subsidiary will permit any Unrestricted Subsidiary to incur, create, assume, or permit to exist any Recourse Debt.
Section 9.21    Subordinated Debt. Borrower shall not, nor shall it permit any of its Subsidiaries to, make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of any Subordinated Debt prior to the scheduled maturity or due date thereof in any manner, or make any such payment in violation of any Intercreditor Agreement applicable thereto; provided that, the conversion, exchange, exercise or redemption of such Subordinated Debt for, or using the proceeds of, other Subordinated Debt that is permitted by this Agreement or Capital Securities (other than Capital Securities that constitute Disqualified Capital Securities) of Borrower that is (i) in accordance with the terms of such Subordinated Debt and (ii) permitted under the Intercreditor Agreement, if any, pertaining to such Subordinated Debt shall not be a violation of this Section 9.21.
Section 9.22    Additional Liens. Borrower shall not, nor shall it permit any of its Subsidiaries to, grant a Lien on any Property to secure any Subordinated Debt without first (a) giving fifteen days’ prior written notice to Agent thereof and (b) granting to Agent to secure the Obligations an Lien in the same Property pursuant to Security Instruments in form and substance satisfactory to Agent. In connection therewith, Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as may reasonably be requested by the Agent.

Article X.
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any other Loan Document; or

(b)    Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $1,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or
(c)    any representation, warranty or certification made or deemed made herein or in any other Loan Document by Borrower, any Subsidiary or any Guarantor, or any certificate furnished to any Lender or Agent pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or
(d)    Borrower shall:
(i)    default in the performance of any of its obligations under Article IX, Section 8.0l(d) or Section 8.02; or
(ii)    default in the performance of any of its obligations under Article VIII (except Section 8.01(d) and Section 8.02), any other Article of this Agreement (except Article IX) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and any of the preceding defaults in this Subsection (d)(ii) shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to Borrower by Agent or any Lender (through Agent), or (ii) Borrower otherwise becoming aware of such default; or
(e)    any Guarantor shall default in the performance of any of its obligations under its Guaranty Agreement or any other Loan Document to which it is a party (other than the payment of amounts due, which shall have no grace period) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to Borrower and such Guarantor by Agent or any Lender (through Agent), or (ii) Borrower or any Guarantor otherwise becoming aware of such default; or
(f)    Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
(g)    Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
(h)    a proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or
(i)    a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court against Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(j)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or Borrower shall so state any of the foregoing in writing; or
(k)    an event having a Material Adverse Effect shall occur; or
(l)    Borrower discontinues its usual business or a Change of Control occurs; or
(m)    any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (f), (g), (h) or (i) or if any provision of any Guaranty Agreement related thereto shall for any reason cease to be valid and binding on any Guarantor or if any Guarantor shall so state in writing; or
(n)    an “event of default” under any document or agreement relating to Subordinated Debt shall have occurred; or
(o)    any of the provisions of any Intercreditor Agreement shall, for any reason, cease to be valid and binding or otherwise cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Loan Party or any holder of Subordinated Debt, or shall be repudiated in writing by any such Person.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one referred to in clauses (f), (g) or (h) of Section 10.01 or in clause (m) to the extent it relates to clauses (f), (g) or (h), Agent, upon request of the Majority Lenders, shall, by notice to Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by Borrower. The rights under this Section 10.02(a) are in addition to all other rights and remedies under this Agreement, any other Loan Document, at law and in equity.
(b)    In the case of the occurrence of an Event of Default referred to in clauses (f), (g) or (h) of Section 10.01 or in clause (m) to the extent it relates to clauses (f), (g) or (h), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by Borrower. The rights under this Section 10.02(b) are in addition to all other rights and remedies under this Agreement, any other Loan Document, at law and in equity.
(c)    All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to Agent for reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to the Lenders pro rata for fees and for reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; third pro rata to accrued interest on the Notes; fourth pro rata to principal outstanding on the Notes and any other Obligations; fifth to serve as cash collateral to be held by Agent to secure the LC Exposure; and any excess shall be paid to Borrower or as otherwise required by any Governmental Requirement; provided that, to the extent that any Excluded Swap Obligation exists, payments or the proceeds of any Collateral provided by a Loan Party that is not a Qualified ECP Guarantor may not be shared with an Approved Counterparty to the extent that doing so would violate the Commodity Exchange Act.
Section 10.03    Resignation of Operator. In addition to all rights and remedies under this Agreement, any other Loan Document, at law and in equity, if any Event of Default shall occur and Agent, or its designee or representative, shall exercise any remedies under the Security Instruments with respect to any of the Mortgaged Property (or Borrower or any Subsidiary shall transfer all of the Mortgaged Property “in lieu of” foreclosure), Agent and the Lenders shall have the right to request that any operator of any Mortgaged Property which is either Borrower or any Affiliate of Borrower resign as operator under the joint operating agreement applicable thereto; and no later than 60 days after receipt by Borrower of any such request, Borrower or its Affiliate shall resign (or cause such other party to resign) as operator of such Mortgaged Property.
Article XI.
AGENT
Section 11.01    Appointment and Powers; Exculpatory Provisions. Each Lender and Issuing Bank hereby irrevocably appoints and authorizes BOKF, NA dba Bank of Texas to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent, the Lenders and Issuing Bank, and neither Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates’ officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by Borrower or any other Person (other than Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any Collateral or the financial or other condition of Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with Agent. Agent is authorized to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.
Section 11.02    Reliance by Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. In connection with taking any action pursuant to this Agreement, Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts, and such legal counsel, accountants and/or experts shall be afforded all of the indemnities and other protections afforded to Agent pursuant to Article XI.
Section 11.03    Default. Agent shall not be deemed to have knowledge of the occurrence of a Default unless Agent has received notice from a Lender, Issuing Bank or Borrower specifying such Default and stating that such notice is a “Notice of Default.” Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of the Lenders.
Section 11.04    Rights as a Lender. The Person serving as Agent hereunder shall have the same rights and powers under the Loans Documents as any other Lender and may exercise or refrains from exercising the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, invest in, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to the Lenders, and such Person and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
Section 11.05    INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY AGENT, ISSUING BANK AND SWING LINE LENDER RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT, ISSUING BANK OR SWING LINE LENDER IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF AGENT, ISSUING BANK OR SWING LINE LENDER, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT, ISSUING BANK OR SWING LINE LENDER (AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION).
Section 11.06    Non-Reliance on Agent and other Lenders. Each Lender and Issuing Bank acknowledges and agrees that it has, independently and without reliance on Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement, the Notes, any other Loan Document or any other document referred to or provided for herein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of

Borrower (or any of its Affiliates) which may come into the possession of Agent or any of its Affiliates. In this regard, each Lender acknowledges that Haynes and Boone, LLP is acting in this transaction as special counsel to Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.07    Action by Agent; Delegation of Duties. Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02 and Section 12.04 ), and (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall Agent be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement and the other Loan Documents or applicable law. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by Agent. Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facility created by this Agreement, as well as activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
Section 11.08    Resignation of Agent.
(a)    Agent may at any time give notice of its resignation to the Lenders, Issuing Bank and Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with Borrower, to appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and Issuing Bank, appoint a successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or Issuing Bank under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Majority Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring or removed Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
Section 11.09    Authorization to Execute other Loan Documents, Releases, Etc. Each Lender (on behalf of itself and its Affiliates that are Approved Counterparties) and Issuing Bank irrevocably authorize Agent, at its option and in its discretion:
(a)    to execute in its capacity as Agent all Loan Documents to which Agent is a party and to take such actions as Agent and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;
(b)    to release any Lien on any property granted to or held by Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Agent and Issuing Bank shall have been made), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 12.04, if approved, authorized or ratified in writing by the Majority Lenders;
(c)    subject to the terms of Section 12.04, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and
(d)    subject to the terms of Section 12.04 and to the terms of the other Loan Documents, amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders.
Upon request by Agent at any time, the Majority Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.09. Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 11.10    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Issuing Bank and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, Issuing Bank and Agent and their respective agents and counsel and all other amounts due the Lenders, Issuing Bank and Agent under this Agreement) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders and Issuing Bank, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under this Agreement.
Section 11.11    Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Instrument or to realize upon any Collateral for the Obligations unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.
Section 11.12    Right to Perform, Preserve and Protect. If any Loan Party fails to perform any obligation hereunder or under any other Loan Document Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower’s expense. Agent is further authorized by Borrower and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations. Borrower hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.12. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 11.12.

Section 11.13    Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Loan Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans and in the Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.
Article XII.
MISCELLANEOUS
Section 12.01    Waiver. No failure on the past of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Section 12.02    Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made in writing by telecopier, e-mail, courier or U.S. Mail and telecopied, e-mailed, delivered or mailed to the intended recipient according to the “Notice Information” specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given (i) when transmitted before 3:00 p.m. Houston time on a Business Day (otherwise on the next succeeding Business Day) by telecopier or e-mail and evidence or confirmation of receipt is obtained, (ii) when delivered, if personally delivered or (iii) in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, and in each case given or addressed as aforesaid.
Section 12.03    Payment of Expenses, Indemnities. Etc.
(a)    Borrower agrees:
(i)    whether or not the transactions hereby contemplated are consummated, to pay all reasonable and documented expenses of Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses of Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for Agent and any of the Lenders); and promptly reimburse Agent for all reasonable and documented amounts expended, advanced or incurred by Agent or the Lenders to satisfy any obligation of Borrower under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure;
(ii)    TO INDEMNIFY AGENT, ISSUING BANK, SWING LINE LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS SUBSIDIARIE(S), (IV) THE FAILURE OF BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF BORROWER OR ANY GUARANTORS SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND AGENT OR A LENDER’S SHAREHOLDERS AGAINST AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND
(iii)    TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES

ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THEIR PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY SUBSIDIARY OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).
(b)    No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.
(c)    In the case of any indemnification hereunder, Agent or Lender, as appropriate shall give notice to Borrower of any such claim or demand being made against the Indemnified Party and Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between Borrower and such Indemnified Party.
(d)    THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
(e)    To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)    Borrower’s obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.
(g)    Borrower shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by Borrower of notice of the amount due.
Section 12.04    Amendments, Etc.. Any provision of this Agreement or any other Loan Document may be amended, modified or waived with Borrower’s and the Majority Lenders’ prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, extends the two (2) Business Day deadline set forth in Section 2.10(a) or Section 2.10(d), postpones the scheduled date of any prepayment required under the Loan Documents, increases the Aggregate Maximum Credit Amounts, increases the Borrowing Base, reduces the Monthly Reduction Amount or modifies Section 2.08 in a manner that results in an increase in the Borrowing Base or reduction in the Monthly Reduction Amount, forgives the principal amount of any Obligations outstanding under this Agreement, releases any guarantor of any Obligations or releases all or substantially all of the Collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders, affects Section 2.03(a), Section 4.02 or Section 4.05 in a manner that would affect the pro-rata sharing of payments required thereby, Section 10.2(c), this Section 12.04 or Section 12.06(a) or modifies the definitions of “Majority Lenders” or “Required Lenders” or any other provision that specifies the number or percentage of Lenders required to waive, amend or modify rights under any Loan Document or make any determination or grant any consent under any Loan Documents shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which (x) reaffirms or reduces the Borrowing Base, (y) reaffirms or increases the Monthly Reduction Amount, or (z) modifies Section 2.08 in a manner that results in a reaffirmation or reduction of the Borrowing Base or reaffirmation or increase in the Monthly Reduction Amount shall be effective without consent of the Required Lenders, (iii) no amendment, modification or waiver which increases the Commitment or Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iv) no amendment, modification or waiver which modifies the rights, duties or obligations of Agent, Issuing Bank or Swing Line Lender shall be effective without the consent of Agent, Issuing Bank, or Swing Line Lender, as applicable.
Section 12.05    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 12.06    Assignments and Participations.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(1)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(2)    in any case not described in paragraph (b)(i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment, as of the Trade Date) shall not be less than $5,000,000, unless each of Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 12.06(b)(ii) shall not apply to Swing Line Lender’s rights and obligations in respect of Swing Line Loans.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:
(1)    the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received notice thereof;

(2)    the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(3)    the consent of Issuing Bank and Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment, together with a processing and recordation fee of $3,500; provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (1) Borrower or any of Borrower’s Affiliates, Subsidiaries or Unrestricted Subsidiaries or (2) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (2).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (1) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent, Issuing Bank, Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (2) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Percentage Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.06, 5.01, 5.05 and 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Agent, acting solely for this purpose as an agent of Borrower, shall maintain a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural Person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Agent, Issuing Bank, Swing Line Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.05(d) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all Lenders that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.06, 5.01 and 5.05 (subject to the requirements and limitations therein, including the requirements under Section 4.06 (it being understood that the documentation required under Section 4.06 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.06 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.06, 5.01 and 5.05, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower's request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 5.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.05(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 4.05(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.07    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then to the extent permitted by applicable law the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Majority Lenders and Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 4.05(b) shall be applied at such time or times as may be determined by Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to Issuing Bank or Swing Line Lender hereunder; third, to Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 12.07(e); fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; fifth, if so determined by Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting

Lender’s potential future funding obligations with respect to Loans (including Swing Line Loans) under this Agreement and (y) Cash Collateralize Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 12.07(e); sixth, to the payment of any amounts owing to Agent, the Lenders, Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by Agent, any Lender, Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans (including Swing Line Loans) or disbursements under Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 12.07(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 12.07(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. No Defaulting Lender shall be entitled to receive any unused Commitment fee pursuant to Section 2.04(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender);
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentage Share at such time (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Loans, LC Exposure and participations in Swing Line Loans of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 12.07(e).
(b)    Defaulting Lender Cure. If Borrower, Agent, Issuing Bank and Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 12.07(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit and Swing Line Loans. So long as any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. Notwithstanding anything to the contrary contained herein, the Swing Line Lender shall not at any time be obligated to make any Swing Line Loan hereunder if any Lender is at such time a Defaulting Lender, unless the Borrower has entered into arrangements satisfactory to the Swing Line Lender to eliminate the Swing Line Lender’s risk with respect to such Lender.
(d)    Replacement of Defaulting Lenders. If any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Agent (and if any Commitment is being assigned, Issuing Bank and Swing Line Lender), which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in disbursements under Letters of Credit and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts). A Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
(e)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Agent or Issuing Bank (with a copy to Agent) Borrower shall Cash Collateralize Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 12.07(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Agent, for the benefit of Issuing

Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent and Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 12.07 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 12.07(e) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Agent and Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 12.07 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 12.08    Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents, the Letters of Credit or the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.
Section 12.09    Counterparts; Delivery of Electronic Signature Page. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement and the other Loan Documents by telecopier, email or other electronic means shall be effective as delivery of an original executed signature page of this Agreement and such other Loan Documents and shall be binding on the parties hereto and thereto. Any party delivering an executed counterpart signature page of this Agreement and any other Loan Documents by electronic means shall also physically deliver original executed counterpart signature pages of this Agreement and such other Loan Documents in the manner and quantity as requested by Agent or Agent’s counsel, but the failure to physically deliver such original executed counterpart signature pages shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Documents.
Section 12.10    Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each of the other Loan Documents shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and Borrower shall take such action as may be reasonably requested by Agent and the Lenders to effect such reinstatement.
Section 12.11    Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section 12.12    NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 12.13    GOVERNING LAW; SUBMISSION TO JURISDICTION.
(a)    THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.
(b)    BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF HARRIS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER BORROWER, ANY OTHER LOAN PARTY OR ANY OF THE FOREGOING’S ASSETS IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c)    BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR

PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ITS PROPERTIES IN ANY OTHER JURISDICTION.
(d)    BORROWER, AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
Section 12.14    Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.
Section 12.15    Confidentiality. In the event that Borrower provides to Agent or the Lenders confidential information belonging to Borrower, if Borrower shall (a) denominate any such written information as “confidential” or (b) preface the dissemination of any information communicated in any manner other than in writing as “confidential”, Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without Agent or the Lenders breaching their obligation of confidence to Borrower, (iii) are previously known by Agent or the Lenders from some source other than Borrower, (iv) are hereafter developed by Agent or the Lenders without using Borrower’s information, (v) are hereafter obtained by or available to Agent or the Lenders from a third party who owes no obligation of confidence to Borrower with respect to such information or through any other means other than through disclosure by Borrower, (vi) are disclosed with Borrower’s consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, Agent or a Lender may disclose any such information to any other Lender, any of its Affiliates and to its and their Related Parties, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. Borrower waives any and all other rights it may have to confidentiality as against Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.
Section 12.16    USA Patriot Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.
Section 12.17    Amendment and Restatement. Borrower, EO, EF, Sabine, ELP, LUO, BE, BO, Agent and the Lenders have agreed that this Agreement is an amendment and restatement of the Existing ESTE Credit Agreement and Existing BE Credit Agreement in their entirety, and this Agreement is not a novation of the Existing ESTE Credit Agreement or Existing BE Credit Agreement. The Liens securing the Obligations (as defined in the Existing ESTE Credit Agreement) and the Indebtedness (as defined in the

Existing BE Credit Agreement) shall secure the Obligations, insofar and only insofar as the same cover the Collateral, and all such Liens against the Collateral (as may be modified to reflect the terms of the Security Instruments existing on the Closing Date) that secure the Obligations (as defined in the Existing ESTE Credit Agreement) and the Indebtedness (as defined in the Existing BE Credit Agreement) are hereby renewed, extended, and modified to secure the Obligations.
Section 12.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 12.19    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
[SIGNATURES BEGIN ON NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

EARTHSTONE ENERGY HOLDINGS, LLC

By:
Christopher E. Cottrell
Executive Vice President, Land and Marketing, and Corporate Secretary

Notice Information:

1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Telephone No.: (281) 298-4246
Facsimile No.: (832) 823-0478
Attention: Christopher E. Cottrell

GUARANTORS:

EARTHSTONE OPERATING, LLC,
a Texas limited liability company
EF NON-OP, LLC,
a Texas limited liability company
SABINE RIVER ENERGY, LLC,
a Texas limited liability company
EARTHSTONE LEGACY PROPERTIES, LLC,
a Texas limited liability company
LYNDEN USA OPERATING, LLC,
a Texas limited liability company
BOLD ENERGY III LLC,
a Texas limited liability company
BOLD OPERATING, LLC,
a Texas limited liability company

Each By:
Christopher E. Cottrell
    Executive Vice President, Land and     Marketing, and Corporate Secretary

Signature Page to Credit Agreement

AGENT, ISSUING BANK AND LENDER:

BOKF, NA dba BANK OF TEXAS,
as Agent, Issuing Bank and Lender

By:
Martin W. Wilson
Senior Vice President

Lending Office for Loans:

1401 McKinney, Suite 1000
Houston, Texas 77010

Notice Information:

1401 McKinney, Suite 1000
Houston, Texas 77010
Telephone No.: (713) 289-5820
Facsimile No.: (713) 289-5825
Attention: Martin W. Wilson

Signature Page to Credit Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:
Jay Buckman
Director

Lending Office for Loans:

Wells Fargo Bank, National Association
1000 Louisiana Street; 9th Floor
Houston, Texas 77002

Notice Information:

Wells Fargo Bank, National Association
1000 Louisiana Street; 9th Floor
Houston, Texas 77002
Telephone No.: 713.319.1849
Facsimile No.: 713.319.1925
Attention: Jay Buckman

Signature Page to Credit Agreement

LENDER:

ROYAL BANK OF CANADA,
as Lender

By:
Mark Lumpkin, Jr.
Authorized Signatory

Lending Office for Loans:

Royal Bank of Canada
2800 Post Oak Boulevard
Houston, Texas 77056

Notice Information:

Royal Bank of Canada
2800 Post Oak Boulevard
Houston, Texas 77056
Telephone No.: 713-403-5635
Facsimile No.: 713-403-5627
Attention: Mark Lumpkin, Jr.

Signature Page to Credit Agreement

LENDER:

SUNTRUST BANK,
as Lender

By:
Nick Rolf
Vice President

Lending Office for Loans:

SunTrust Bank
3333 Peachtree Rd., NE
Atlanta, Georgia 30326

Notice Information:

SunTrust Bank
3333 Peachtree Rd., NE, 3rd Floor
Atlanta, Georgia 30326
Telephone No.: 404-439-7462
Attention: Nick Rolf

Signature Page to Credit Agreement

LENDER:

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:
Name: George E. McKean
Title: Senior Vice President

Lending Office for Loans:

KeyBank National Association
Tiedeman Road
Brooklyn, Ohio 44144

Notice Information:

Suzette Simmons 4900
Tiedeman Road
Brooklyn, Ohio 44144
Telephone 216-813-4812
Facsimile 216-370-5997
Attention: Key Agency Services

Signature Page to Credit Agreement

LENDER:

IBERIABANK,
as Lender

By:
Stacy Goldstein
Senior Vice President

Lending Office for Loans:

IBERIABANK
11 Greenway Plaza, Ste 2700
Houston, Texas 77027

Notice Information:

IBERIABANK
11 Greenway Plaza, Ste 2700
Houston, Texas 77046
Telephone 713.624.7726
Facsimile No.: 713.965.0276
Attention: Stacy Goldstein

Signature Page to Credit Agreement